                                  EXHIBIT 99.6




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                            ASSET PURCHASE AGREEMENT


                                 by and between


                              DEVLIEG-BULLARD, INC.
                                    as Seller

                                       and

                        KPS SPECIAL SITUATIONS FUND, L.P.
                                  as Purchaser

                  --------------------------------------------


                            Dated as of June 8, 2000

                  --------------------------------------------






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                            ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT, dated as of June 8, 2000 (the "AGREEMENT"), by and between DeVlieg-Bullard, Inc., a Delaware corporation (the "SELLER"), a debtor-in- possession under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. Sections 101 ET SEQ. (the "BANKRUPTCY CODE"), and KPS Special Situations Fund L.P., a Delaware limited partnership (the "PURCHASER").

                                R E C I T A L S :
                             ----------------------

         A. The Seller is engaged in the manufacturing, servicing, upgrading, repairing, rebuilding, retrofitting, automating, remanufacturing and distribution of precision engineered machine tools at its facilities in Rockford, Illinois; Hanover, Pennsylvania; Huntington Beach, California; Twinsburg, Ohio; Frankenmuth, Michigan; Cleveland, Ohio; and Gladwin, Michigan (collectively, the "BUSINESS").

         B. On July 15, 1999 (the "FILING DATE"), the Seller filed a voluntary petition (the "PETITION") for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Ohio, Eastern Division (the "BANKRUPTCY COURT"), commencing Case No. 99-52111 (the "CHAPTER 11 CASE").

         C. On May 19, 2000 the Bankruptcy Court entered an order approving the procedures by which substantially all of the assets of the Seller are to be sold pursuant to Sections 363 and 365 of the Bankruptcy Code.

         D. The Purchaser desires to purchase and obtain the conveyance, assignment and transfer from the Seller, and the Seller desires to sell, convey, assign and transfer to the Purchaser, substantially all of the assets and properties of the Seller relating to the Business, together with certain obligations and liabilities relating thereto, all in the manner and subject to the terms and conditions set forth herein and in accordance with Sections 105, 363 and 365 of the Bankruptcy Code (collectively, the "CONTEMPLATED TRANSACTIONS").

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:



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                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 DEFINED TERMS. As used herein, the terms below shall have the following meanings.

         "ARBITRATOR" has the meaning set forth in Section 2.7(c).

         "ARBITRATOR'S DETERMINATION" has the meaning set forth in Section
2.7(c).

         "ACTION" has the meaning set forth in Section 4.8.

         "AFFILIATE," with respect to any Person, means a Person that controls, is controlled by or is under common control with such Person. For the purposes hereof, "CONTROL" and "CONTROLLED" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, management agreement or otherwise.

         "AGREEMENT" has the meaning set forth in the Preamble.

         "ALLOCATION SCHEDULE" has the meaning set forth in Section 2.10(a).

         "ALTERNATIVE TRANSACTION" has the meaning set forth in Section 9.7(b).

         "ARBITRATING ACCOUNTANTS" has the meaning set forth in Section
2.10.(c).

         "ASSETS" has the meaning set forth in Section 2.1.

         "ASSIGNMENT AND ASSUMPTION AGREEMENT" means the bill of sale, assignment and assumption agreement substantially in the form of EXHIBIT A hereto.

         "ASSUMED CONTRACTS" has the meaning set forth in Section 2.1(h).

         "ASSUMED LEASES" has the meaning set forth in Section 2.1(l).

         "ASSUMED LIABILITIES" has the meaning set forth in Section 2.3.

         "ASSUMED SELLER PLANS" means any Seller Plan listed on SCHEDULE 2.3(e).

         "AUDITED CLOSING NET WORKING CAPITAL" has the meaning set forth in
Section 2.7(a).

         "AUDITED CLOSING STATEMENT" has the meaning set forth in Section
2.7(a).


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         "AUDITED PRE-CLOSING NET WORKING CAPITAL" has the meaning set forth in
Section 2.7(a).

         "BANKRUPTCY CODE" has the meaning set forth in the Preamble.

         "BANKRUPTCY COURT" has the meaning set forth in Recital B.

         "BASKET AMOUNT" has the meaning set forth in Section 2.7(d).

         "BUSINESS" has the meaning set forth in Recital A.

         "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, United States are authorized or required by law or executive order to close.

         "CASH PAYMENT" has the meaning set forth in Section 2.5.

         "CHAPTER 11 CASE" has the meaning set forth in Recital B.

         "CHAPTER 11 EXPENSES" means the costs incurred and expenses paid or payable by the Seller in connection with the administration of the Chapter 11 Case, including (a) obligations to pay professionals' fees and expenses in connection with the Chapter 11 Case (including fees of attorneys, accountants, investment bankers, financial advisors and consultants retained by the Seller, the Creditors' Committee, or the pre-petition lenders, and any compensation for making a substantial contribution in the Chapter 11 Case) and reimbursement of any expenses incurred by the Seller prior to the Closing Date in connection therewith (including any obligations to pay any holdback of any such fees and expenses), (b) fees and expenses payable to the United States trustee under
Section 1930 of Title 28 of the United States Code, and (c) expenses of members of the Creditors' Committee.

         "CLAIMS" has the meaning set forth in Section 2.2(f).

         "CLOSING" has the meaning set forth in Section 3.1.

         "CLOSING DATE" has the meaning set forth in Section 3.1.

         "COBRA" means Section 4980B of the Code and Section 601 ET. SEQ. of ERISA, and the proposed or final regulations thereunder.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "CONSIDERATION" has the meaning set forth in Section 2.5.



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         "CONTEMPLATED TRANSACTIONS" has the meaning set forth in Recital D.

         "CONTRACTS" has the meaning set forth in Section 4.15(a).

         "CREDITORS' COMMITTEE" means the official committee of unsecured creditors appointed by the United States trustee in the Chapter 11 Case, as such committee may be constituted from time to time.

         "CURE AMOUNTS" means any cure amounts payable or that become payable in respect of the assumption by the Purchaser and/or the assignment to the Purchaser of the Assumed Contracts and the Assumed Leases or other executory contracts and unexpired leases assigned to the Purchaser under the 365 Order.
SCHEDULE 1.1 sets forth the best estimate of the Seller and the Purchaser of the Cure Amounts in respect of the Assumed Contracts and Assumed Leases on and as of the date set forth thereon.

         "DAMAGES AMOUNT" has the meaning set forth in Section 9.2.

         "DESIGNATED PURCHASER REPRESENTATIVES" has the meaning set forth in
Section 6.7.

         "DEVLIEG TRANSFERRED VACATION AND SEVERANCE PAY" means any claim asserted in the Chapter 11 Case (up to $4,300 per claimant) arising out of, or relating to, accrued but unpaid vacation and severance pay as of the Closing (i) with respect to the Transitioned Employees of the Seller on the Closing and who are hired by the Purchaser within 30 days of the Closing and (ii) incurred after the date that is 90 days prior to the Filing Date. It is the intention of the parties that the Purchaser relieve the Seller of the amount equal to the amount of Priority Claims liability that the Seller would otherwise have in respect of such accrued but unpaid vacation and severance pay IF the Purchaser were NOT to hire such Transitioned Employees.

         "DIP CREDIT AGREEMENT" means the Post-Petition Loan and Security Agreement, dated as of July 19, 1999, as amended, by and among the Seller, as the borrower, and The CIT Group/Business Credit, Inc. and GMAC Commercial Credit LLC, as the initial lenders.

         "DISPUTED MATTERS" has the meaning set forth in Section 2.7(c).

         "EFFECTIVE TIME OF EMPLOYMENT" has the meaning set forth in Section 7.5(b).

         "ENCUMBRANCES" has the meaning set forth in Section 2.1.

         "ENVIRONMENTAL LAWS" has the meaning set forth in Section 4.10.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.


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



         "EXCESS AMOUNT" has the meaning set forth in Section 2.7(d).

         "EXCLUDED ASSETS" has the meaning set forth in Section 2.2.

         "EXCLUDED CONTRACTS" has the meaning set forth in Section 2.2(a).

         "EXCLUDED LEASES" has the meaning set forth in Section 2.2(c).

         "EXCLUDED LIABILITIES" has the meaning set forth in Section 2.4.

         "EXPENSE REIMBURSEMENT" has the meaning set forth in Section 9.6.

         "FICA" has the meaning set forth in Section 7.7(a).

         "FILING DATE" has the meaning set forth in Recital B.

         "FINAL AUDITED CLOSING NET WORKING CAPITAL" has the meaning set forth in Section 2.6(b).

         "FINAL CREDITOR NOTE" has the meaning set forth in Section 2.6(c).

         "FINAL ONE YEAR NOTE" has the meaning set forth in Section 2.8.

         "FINAL ORDER" means an order of the Bankruptcy Court the operation or effect of which has not been stayed, reversed or amended, and as to which order the time to appeal or to seek review or rehearing has expired and as to which
(i) no appeal or request for review or rehearing was filed, or (ii) if an appeal or request for review or rehearing was filed, such appeal or request for review or rehearing is no longer pending.

         "FUTA" has the meaning set forth in Section 7.7(a).

         "GAAP" has the meaning set forth in Section 4.6.

         "GLADWIN LICENSE" has the meaning set forth in Section 2.9(d).

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the United States, any state of the United States or any political subdivision thereof, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization, and shall include the Bankruptcy Court.



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         "HAZARDOUS SUBSTANCE" has the meaning set forth in Section 4.10.

         "HIPAA" has the meaning set forth in Section 4.12(f).

         "HSR ACT" has the meaning set forth in Section 8.1(b).

         "INACTIVE EMPLOYEE" means an employee who is not actively at work due to approved leave of absence, short-term disability leave or military leave.

         "INCOME TAX" or "INCOME TAXES" means any franchise Tax and any Tax based on or measured by gross or net income or profits (including any and all fines, penalties, interest and additions attributable to or otherwise imposed on or with respect to any such Tax).

         "INTELLECTUAL PROPERTY" has the meaning set forth in Section 4.16(a).

         "INTERIM BALANCE SHEET DATE" has the meaning set forth in Section
4.6(b).

         "INVENTORIES" has the meaning set forth in Section 2.1(c).

         "IP LICENSES" has the meaning set forth in Section 4.16(b)(ii).

         "KPS" means KPS Special Situations Fund, L.P.

         "KPS NOTE" has the meaning set forth in Section 8.2(e).

         "LEASED REAL PROPERTY" has the meaning set forth in Section
4.13(a)(iii).

         "LEGAL PROCEEDING" means any judicial, administrative, regulatory or arbitral proceeding, investigation or inquiry or administrative charge or complaint pending at law or in equity before any Governmental Authority.

         "LETTER OF CREDIT" has the meaning set forth in Section 9.2.

         "NET WORKING CAPITAL" means the current assets of the Seller acquired by the Purchaser at Closing minus the current liabilities of the Seller assumed by the Purchaser at Closing, all determined in accordance with GAAP consistently applied and excluding Excluded Assets and Excluded Liabilities.

         "NOTICE OF DISAGREEMENT" has the meaning set forth in Section 2.7(c).

         "OBJECTION PERIOD" has the meaning set forth in Section 9.2(c).

         "OFFER EMPLOYEE" has the meaning set forth in Section 7.5(b).




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         "OFFER LETTER" means the letter agreement, dated as of April 25, 2000, by and between the Seller and KPS, as amended.

         "ORIGINAL CREDITOR NOTE" has the meaning set forth in Section 2.5.

         "ORIGINAL ONE YEAR NOTE" has the meaning set forth in Section 2.5.

         "PERMITS" has the meaning set forth in Section 4.11.

         "PERMITTED ENCUMBRANCES" has the meaning set forth in Section 2.1.

         "PERSON" means any natural person, firm, partnership, association, corporation, limited liability company, joint venture, trust, unincorporated organization, business trust, Governmental Authority, official and unofficial committees in the Chapter 11 Case or any other entity.

         "PETITION" has the meaning set forth in Recital B.

         "PRE-CLOSING TAX PERIOD" means any Tax period (or any portion thereof) ending on or before the Closing Date.

         "PRIORITY CLAIMS" means an allowed claim entitled to priority pursuant to Sections 507(a)(1) to (a)(9) of the Bankruptcy Code.

         "PRIORITY CLAIMS BAR DATE" has the meaning set forth in Section 2.8.

         "PURCHASER" has the meaning set forth in the Preamble.

         "RETAINED CASH ASSETS" has the meaning set forth in Section 2.2(j).

         "SELLER" has the meaning set forth in the Preamble.

         "SELLER FINANCIAL STATEMENTS AND BALANCE SHEETS" means the Seller Unaudited 1999 Financial Statements, the Seller Audited 1999 Financial Statements and the Seller Unaudited March 2000 Balance Sheet.

         "SELLER AUDITED 1999 FINANCIAL STATEMENTS" has the meaning set forth in
Section 6.18.

         "SELLER MATERIAL ADVERSE EFFECT" means any events, conditions or matters in respect of the Seller, the Assets, the Business or the Assumed Liabilities, other than the filing of the Petition, that individually or in the aggregate, taking into account all events, conditions or matters that affect the Seller, the Assets, the Business or the Assumed Liabilities (whether or not in


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connection with the same or any similar representation, warranty or matter), have resulted in or could reasonably be expected to result in a material adverse effect on the Assets in their current condition.

         "SELLER PLAN" or "SELLER PLANS" has the meaning set forth in Section 4.12(a).

         "SELLER REPRESENTATIVES" has the meaning set forth in Section 7.2(b).

         "SELLER REQUIRED APPROVALS" has the meaning set forth in Section 4.4.

         "SELLER UNAUDITED MARCH 2000 BALANCE SHEET" has the meaning set forth in Section 4.6(b).

         "SELLER UNAUDITED 1999 FINANCIAL STATEMENTS" has the meaning set forth in Section 4.6(a).

         "SOFTWARE" has the meaning set forth in Section 4.16(a)(v).

         "SUBORDINATED NOTES" has the meaning set forth in Section 2.5.

         "SUBSIDIARY" of any Person means any corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or other similar governing body of such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

         "SYSTEMS" has the meaning set forth in Section 4.16(f).

         "TAX" or "TAXES" means all taxes of any kind, charges, fees, customs, duties, imposts, levies, or other assessments, including all net income, gross receipts, ad valorem, value added, transfer, gains, franchise, profits, inventory, net worth, capital stock, asset, sales, use, license, estimated, withholding, payroll, transaction, capital, employment, social security, workers compensation, unemployment, excise, severance, stamp, occupation, and property taxes, together with any interest and any penalties, additions to tax, or additional amounts, imposed by any taxing authority (domestic or foreign) and shall include any transferee liability in respect of Taxes.

         "TAX RETURNS" means all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms, estimates and information returns and any amended Tax Returns relating to Taxes.

         "TERMINATION FEE" has the meaning set forth in Section 9.7(a).


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         "TERMINATION FEE EVENT" has the meaning set forth in Section 9.7(b).

         "TERMINATION NOTICE" has the meaning set forth in Section 9.2(c).

         "363 ORDER" means an order of the Bankruptcy Court, in form and substance reasonably satisfactory to the Purchaser and the Seller, approving the sale of the Assets, including the assignment of all Assumed Contracts and Assumed Leases, except Excluded Contracts and other Excluded Assets, by the Seller to the Purchaser under this Agreement pursuant to Sections 105 and 363 of the Bankruptcy Code, in each case free and clear of any Encumbrances (other than Permitted Encumbrances) except as specifically set forth in this Agreement as an Assumed Liability, and finding that the Purchaser is a "good faith purchaser," including for purposes of Section 363(m) of the Bankruptcy Code.

         "365 ORDER" means an order or orders of the Bankruptcy Court (which may be included in the 363 Order), in form and substance reasonably satisfactory to the Purchaser and the Seller, approving the assumption by the Seller and assignment by the Seller to the Purchaser of all Assumed Contracts and Assumed Leases pursuant to Section 365 of the Bankruptcy Code. The 365 Order shall provide for Seller's assumption and assignment to Purchaser of the Assumed Contracts and Assumed Leases and for Purchaser's payment of any Cure Amounts (without giving effect to any acceleration clauses or any default provisions in such contracts of a kind specified in Section 365(b)(2) of the Bankruptcy Code). The Assumed Contracts and Assumed Leases (other than Excluded Contracts and Excluded Leases) will be transferred to, and remain in full force and effect for the benefit of, the Purchaser, notwithstanding any provision in the Assumed Contracts, Assumed Leases or in applicable law (including those described in Sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits, restricts or limits in any way such assignment or transfer.

         "TRADE RECEIVABLES" has the meaning set forth in Section 2.1(b).

         "TRANSFER TAXES" has the meaning set forth in Section 6.12.

         "TRANSITIONED EMPLOYEE" has the meaning set forth in Section 7.5(b).

         Section 1.2 GENERAL PRINCIPLES OF CONSTRUCTION. Unless otherwise specified, references herein to Articles, Sections, Exhibits and Schedules refer to the Articles, Sections, Exhibits and Schedules to this Agreement. The words "hereof," "herein" and "hereunder," and words of like import, refer to this Agreement as a whole and not to any particular Article or Section of this Agreement. References to this Agreement herein shall, unless the context otherwise requires, include the Exhibits and Schedules hereto. The words "without limitation" shall be deemed to follow any use of the word "include" or "including" herein.

         Section 1.3 VARIATIONS IN PRONOUNS. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.




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         Section 1.4 HEADINGS. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.


                                   ARTICLE II

                           PURCHASE AND SALE OF ASSETS

         Section 2.1 PURCHASE AND SALE OF ASSETS. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Seller shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase and accept from the Seller, all of the Seller's right, title and interest in and to all the assets, properties, rights, contractual rights and claims of the Seller relating to the Business (except for the Excluded Assets set forth in Section 2.2), wherever located, whether tangible or intangible, real, personal or mixed, as the same shall exist at the Closing (such right, title and interest in and to all such assets, properties, rights, contractual rights and claims being collectively referred to herein as the "ASSETS"), free and clear of all mortgages, pledges, liens, charges, equities, encumbrances, rights of first refusal, defects in title, security interests, hypothecations, assessments, easements, encroachments, consents, claims, options, reservations, restrictions, condemnation proceedings, burdens and conflicts of all kinds (collectively, "ENCUMBRANCES"), other than (i) minor easements, encroachments and similar reservations, restrictions and burdens or other Encumbrances that would not individually or in the aggregate adversely affect the use or enjoyment of the Assets by the Purchaser and (ii) Encumbrances that the Purchaser agrees in writing to accept ("PERMITTED ENCUMBRANCES"). Without limiting the generality of the foregoing, the Assets shall include all the Seller's right, title and interest in and to the assets, properties, rights, contractual rights and claims described in clauses (a) through (s) below (but shall specifically exclude the Excluded Assets):

            (a) all machinery and equipment, including all manufacturing, production, maintenance, packaging, testing and other machinery, tooling and equipment, molds, presses, furnishings, furniture, fixtures, office supplies, vehicles, equipment, computers and other items of tangible personal property;

            (b) all accounts receivable and related deposits, security or collateral therefor, including recoverable customer deposits (collectively, the "TRADE RECEIVABLES");

            (c) all inventories of raw materials, rolls and guides, work in progress, finished products, goods, spare parts, supplies, replacement and component parts, packaging, shipping containers and other materials (collectively, the "INVENTORIES"), including Inventories held at any location controlled by the Seller, Inventories previously purchased or in transit to the Seller, Inventories consigned to vendors, resellers or customers, and Inventories in transit to such vendors, resellers or customers;


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            (d) all Intellectual Property, the rights to sue for, and remedies against, past, present, and future infringements thereof, and the rights of priority and protection of interests therein under applicable laws and all documentation that embodies or relates to the Intellectual Property;

            (e) all copies of marketing brochures and materials and other printed or written materials in any form or medium relating to the Seller's ownership or operation of the Business that the Seller is not required by law to retain and duplicates of any such materials that the Seller is required by law to retain;

            (f) all rights under all representations, warranties and guarantees made by suppliers, manufacturers, contractors and others with respect to the Assets or the Business;

            (g) all Permits held by the Seller (or, to the extent any such Permits are not freely transferable, all right, title and interest of the Seller in such Permits to the fullest extent such right, title and interest may be transferred);

            (h) all contracts, agreements, understandings and arrangements listed on SCHEDULE 2.1(h) (the "ASSUMED CONTRACTS"), but specifically excluding the Excluded Contracts and Excluded Liabilities;

            (i) all books and records of the Business, including data processing records, employment and personnel records, customer lists, files and records, advertising and marketing data and records, credit records, records relating to suppliers and customers and other data and databases, but excluding the corporate and tax records of the Business;

            (j) all credits, prepaid expenses, deferred charges, advance payments, security deposits (including utility deposits) and prepaid items (and, in each case, security interests from third parties relating thereto);

            (k) all goodwill relating to the Assets and the Business;

            (l) all written leases and subleases, including all written amendments and modifications, pursuant to which the Seller leases any real property, including all leases and subleases and amendments and modifications described in SCHEDULE 2.1(l) (the "ASSUMED LEASES"), but specifically excluding the Excluded Leases;

            (m) except as set forth on SCHEDULE 2.1(m), all rights to causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by the Seller with respect to the Business or the ownership, use, function or value of any Asset, whether arising by way of counterclaim or otherwise (except arising pursuant to the Contemplated Transactions), including lawsuits, judgments, claims and demands that may be brought against the Purchaser or any of its members or any of their respective Affiliates, but excluding (i) any actions arising out



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



of the Chapter 11 Case (other than actions that in the reasonable judgment of the Purchaser are necessary for the Purchaser to realize the full value of the Assets), (ii) any actions related to the Excluded Assets, and (iii) any avoidance actions or similar actions, including but not limited to actions under sections 544, 545, 547, 548, 550 and 553 of the Bankruptcy Code;

            (n) all proceeds, reserves, benefits or claims related to any insurance coverage, including all such proceeds, reserves, benefits or claims of the Seller arising out of the insurance policies and binders set forth on
SCHEDULE 4.18, with respect to claims arising out of or in connection with the Assets or the Business after the Closing Date or the Assumed Liabilities;

            (o) all telephone and facsimile numbers and all listings in all telephone books and directories used by the Seller in the conduct of the Business;

            (p) all cash and cash equivalents of the Seller;

            (q) all prepaid Taxes of the Seller for the Pre-Closing Tax Period;

            (r) all assets of any Assumed Seller Plan and any trust related thereto; and

            (s) those items described in SCHEDULE 2.1(s).

         Section 2.2 EXCLUDED ASSETS. The following assets, properties and rights (the "EXCLUDED ASSETS") are not included in the Assets and shall be retained by the Seller and shall not be acquired by the Purchaser pursuant to this Agreement:

            (a) any contract set forth in SCHEDULE 2.2(a) (the "EXCLUDED CONTRACTS");

            (b) any contract with respect to which the Purchaser does not assume all liabilities that arise on or after the Closing Date in accordance with the 365 Order;

            (c) any real property leases or subleases set forth on SCHEDULE 2.2(c) (the "EXCLUDED LEASES");

            (d) any assets of any Seller Plan, other than the assets of any Assumed Seller Plan, and any rights under any Seller Plan (other than the rights under any Assumed Seller Plan) or any contract, agreement or arrangement between any Employee or consultant and the Seller, except the Assumed Seller Plans;

            (e) all rights, demands, claims, actions and causes of action that the Seller or the Business may have, on or after the date hereof, against any Governmental Authority for refund or credit of any type with respect to the Seller's Taxes for the Pre-Closing Tax Period or Income Taxes of the Seller for any period;


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            (f) all rights, demands, claims, actions and causes of action
(whether for personal injury or property, consequential or other damages of any kind) (collectively, "CLAIMS") that the Seller or the Business may have against any Person with respect to, or that are exclusively related to, any Excluded Liabilities or Excluded Assets;

            (g) proceeds, reserves, benefits or claims relating to any insurance coverage arising out of the insurance policies or binders set forth on SCHEDULE
4.18 with respect to Claims arising out of or in connection with any Excluded Liabilities;

            (h) any actions arising out of the Chapter 11 Case (other than actions that in the reasonable judgment of the Purchaser are necessary for the Purchaser to realize the full value of the Assets); any actions related to the Excluded Assets; and any avoidance actions or similar actions, including but not limited to actions under sections 544, 545, 547, 548, 550 and 553 of the Bankruptcy Code;

            (i) any other asset, property, right, contract or claim set forth on
SCHEDULE 2.2(i);

            (j) the following assets, subject to the agreement of the parties set forth in Section 2.9: (1) the escrow account established for and relating to the Seller's former pension plan at its Powermatic Division (the "POWERMATIC ESCROW"); (2) the bank account or escrow account in respect of the "Mattison" assets of the Seller (the "MATTISON ESCROW"); and (3) all rights, demands, claims, actions and causes of action (and proceeds thereof) in respect of the letter of credit and its proceeds drawn by the landlord of the Seller's Frankenmuth facility (the "CPA5 LC PROCEEDS" and, together with the Powermatic Escrow and the Mattison Escrow, the "RETAINED CASH ASSETS"); and

            (k) the real property located in Gladwin, Michigan, subject to the agreement of the parties set forth in Sections 2.7 and 2.9.

         Section 2.3 ASSUMED LIABILITIES. The Purchaser shall assume no obligations or liabilities of the Seller except as set forth in this Section
2.3. On the terms and subject to the conditions set forth in this Agreement, effective as of the Closing and from and after the Closing, the Purchaser shall assume from the Seller and thereafter pay, perform and discharge when due, the following, and only the following, liabilities and obligations of the Seller (the "ASSUMED LIABILITIES"):

            (a) Trade accounts payable and other ordinary course payables (other than legal, accounting and other professional fees and expenses) to the extent incurred after the Filing Date and relating to the operations of the Seller after the Filing Date and to the extent they have not been satisfied or discharged on or prior to the Closing Date;

            (b) all liabilities and obligations with respect to, arising out of, or related to, the ownership, possession or use of the Assets, but, in each case, only to the extent arising after the Closing Date or otherwise assumed pursuant to this Agreement;

            (c) all obligations of the Seller under the Assumed Contracts and Assumed Leases which, by the terms thereof, are to be observed, paid, discharged or performed, as the case may be, in each case at any time after the Closing Date (including obligations for goods in transit which have been ordered but not received by the Seller prior to the Closing), including, without limitation, all Cure Amounts;

            (d) DeVlieg Transferred Vacation and Severance Pay;

            (e) all liabilities and obligations of any Assumed Seller Plan listed on SCHEDULE 2.3(e); and

            (f) those items described in SCHEDULE 2.3(f).

         Section 2.4 EXCLUDED LIABILITIES. Notwithstanding anything to the contrary contained herein, the Purchaser shall not assume, or in any way be liable or responsible for, any liabilities, commitments or obligations of the Seller of any kind or nature whatsoever, known or unknown, accrued, fixed, contingent or otherwise, liquidated or unliquidated, choate or inchoate, due or to become due, except for the Assumed Liabilities (collectively, "EXCLUDED LIABILITIES"). Without limiting the generality of the foregoing, the Purchaser shall not assume the following:

            (a) any liabilities or obligations (whether absolute, contingent or otherwise) with respect to, arising out of, or related to, the Assets on or prior to the Closing Date (other than the Cure Amounts), including any liability or obligation of the Seller or any of its employees, directors, officers, Affiliates or agents arising out of, relating to, or caused by (whether directly or indirectly), the Seller's ownership, possession, interest in, use or control of the Assets or operation of the Business;

            (b) any liability or obligation of the Seller for (x) Taxes accrued for, applicable to or arising from any period prior to the Closing Date or Income Taxes accrued for, applicable to, or arising from any period or (y) for transfer or other Taxes arising by reason of the consummation of the Contemplated Transactions;

            (c) any liability or obligation of the Seller pursuant to Environmental Laws based upon or arising from events, conditions or circumstances occurring or existing on or prior to the Closing Date;

            (d) any liability or obligation of the Seller in respect of employment plans (including any pension, welfare or other Seller Plan), consulting, severance, change in control or similar agreements, other than the liabilities or obligations of the Seller in respect of any Assumed Seller Plan (unless and to the extent the Purchaser in its discretion agrees in writing to assume any such liabilities or obligations as it may in its sole judgment elect, including any such assumption conditional upon mutual agreement as to modifications or amendments to any such agreements should the Purchaser so specify) and other than the DeVlieg Transferred Vacation and Severance Pay;

            (e) all Chapter 11 Expenses, all liabilities and obligations of the Seller relating to the Excluded Assets, and all other liabilities and obligations of the Seller under or arising out of this Agreement with respect to the Contemplated Transactions, including legal, accounting and other professional fees, expenses and Taxes incurred by the Seller, except as contemplated in Section 6.12;

            (f) all liabilities and obligations of the Seller to any of its Affiliates;

            (g) all liabilities and obligations of the Seller (x) to financial institutions or other Persons for borrowed money (including any indebtedness under the DIP Credit Agreement), for any interest rate or currency swap, collar, floor or similar arrangement or for any commodity swap or futures or forward contract (except to the extent listed on SCHEDULE 2.4(g)), or (y) with respect to indebtedness or obligations of others which the Seller has directly or indirectly guaranteed;

            (h) all liabilities and obligations of the Seller, regardless of when the claims are brought, in respect of any product liability with respect to any product developed, manufactured, serviced, sold, distributed, caused to be distributed or intended to be distributed by or on behalf of the Business on or prior to the Closing Date;

            (i) all liabilities and obligations of the Seller relating to customer claims, regardless of when the claims are brought, under any warranty relating to products developed, manufactured, serviced, sold, distributed, caused to be distributed or intended to be distributed by or on behalf of the Business on or prior to the Closing Date; and

            (j) all liabilities and obligation of the Seller relating to medical, dental and health benefits and any workers' compensation claims relating to any period prior to the Closing Date.

         Section 2.5 CONSIDERATION. The aggregate amount to be paid for the Assets (the "CONSIDERATION") shall be the sum of:

            (i) (x) an amount in cash, not to exceed $16,300,000, equal to the balance (including principal, interest, fees and expenses) under the DIP Credit Facility as of the Closing Date, the proceeds of which are to be used by the Seller solely to satisfy such balance under the DIP Credit Facility, PLUS (y) an amount in cash equal to $2,500,000 (the "CASH PAYMENT"), and

            (ii) (x) a debt security in a face amount not to exceed $1,000,000 (the "ORIGINAL ONE YEAR NOTE"), the proceeds of which are to be used by the Seller solely to satisfy Priority Claims, and (y) a debt security in the face amount of $11,750,000, plus or less the Excess Amount, in either case, pursuant to Section 2.7 (the "ORIGINAL CREDITOR NOTE", and together with the Original One Year Note and the KPS Note, the "SUBORDINATED NOTES"), which Subordinated Notes shall be in substantially the form attached as EXHIBIT B hereto.

         Section 2.6 PAYMENT OF CURE AMOUNTS. In addition to payment of the Consideration, the Purchaser shall also pay the Cure Amounts to the parties to whom and pursuant to the terms by which the Bankruptcy Court directs such payments to be made.

         Section 2.7 ADJUSTMENT TO ORIGINAL CREDITOR NOTE.

            (a) As soon as practicable, but in no event later than 90 calendar days following the Closing Date, the Seller shall prepare, and shall deliver to the Purchaser an audited statement (the "AUDITED CLOSING STATEMENT") setting forth: (x) the Net Working Capital of the Seller as of March 31, 2000 (the "AUDITED PRE-CLOSING NET WORKING CAPITAL"), (y) the Net Working Capital of the Seller as of the Closing Date (the "AUDITED CLOSING NET WORKING CAPITAL"), and
(z) based on the amounts set forth in the Audited Closing Statement, the amount, if any, by which, the Audited Closing Net Working Capital is greater than or less than the Audited Pre-Closing Net Working Capital.

            (b) The Audited Closing Statement shall be prepared in accordance with GAAP, consistently applied and on a basis consistent with the preparation of the Seller Financial Statements and Balance Sheets. The Purchaser and its representatives shall have the right, during normal business hours and upon reasonable request, to review all work papers and procedures used to prepare the Audited Closing Statement and the Seller Financial Statements and Balance Sheets and to have reasonable access to the Seller's financial employees and accountants and shall have the right to perform reasonable procedures necessary to confirm the accuracy thereof. The Audited Closing Statement shall be prepared by PricewaterhouseCoopers. The costs and expenses of preparing the Audited Closing Statement will be borne equally by the Seller and the Purchaser.

            (c) The Audited Closing Statement shall become final and binding on the parties hereto unless the Purchaser gives written notice of its disagreement (a "NOTICE OF DISAGREEMENT") to the Seller within ten (10) Business Days following receipt of the Audited Closing Statement by the Purchaser. If a Notice of Disagreement is received by the Seller in a timely manner, then the Audited Closing Statement shall become final and binding upon the parties hereto on the earlier of (x) the date the parties hereto resolve in writing any differences they may have with respect to any matter specified in the Notice of Disagreement and (y) the date of the Arbitrator's Determination. Any such Notice of Disagreement shall endeavor to state in reasonable detail the nature of any disagreement so asserted. During a period of twenty (20)

Business Days following the receipt of the Notice of Disagreement, the Seller and the Purchaser shall attempt to resolve in writing any differences that they may have with respect to any matter specified in the Notice of Disagreement. If at the end of such twenty (20) Business Day period, the Seller and the Purchaser have failed to reach written agreement with respect to all such matters, then all such matters as specified in any Notice of Disagreement as to which such written agreement has not been reached (the "DISPUTED MATTERS") shall be submitted to an independent firm of public accountants selected by the Seller and the Purchaser (the "ARBITRATOR"). The Arbitrator shall be instructed to make every reasonable effort to make its determination with respect to the Disputed Matters (the "ARBITRATOR'S DETERMINATION") within thirty (30) days of the submission to it of the Disputed Matters. The Seller shall give the Arbitrator, during normal business hours and upon reasonable request, access to all work papers and procedures used to prepare the Audited Closing Statement and the Seller Financial Statements and Balance Sheets and to the Seller's financial employees and accountants. The Arbitrator shall consider only the Disputed Matters, and its decision with respect to all Disputed Matters shall be final and binding upon the Seller and the Purchaser. The final determination of the Audited Closing Net Working Capital (the "FINAL AUDITED CLOSING NET WORKING CAPITAL") shall be the Audited Closing Net Working Capital set forth in the Audited Closing Statement, as adjusted by the parties and by the Arbitrator's Determination, if any. The fees and expenses of the Arbitrator with respect to the settlement of all Disputed Matters shall be borne equally by the Seller and the Purchaser.

            (d) Within three (3) days after the determination of the Final Audited Closing Net Working Capital in accordance with Section 2.7(c), the following adjustments to the face amount of the Original Creditor Note will be made if, and only if, the Final Audited Closing Net Working Capital is greater or less than the Audited Pre-Closing Net Working Capital in an amount greater than $25,000 (the "BASKET AMOUNT" and the total amount in excess (including the Basket Amount) being hereinafter referred to in either such case as the "EXCESS AMOUNT"):

                  (i) if the Final Audited Closing Net Working Capital is greater than the Audited Pre-Closing Net Working Capital, the face amount of the Original Creditor Note will be adjusted automatically to an amount equal to the sum of (x) the principal amount of the Original Creditor Note, PLUS (y) the Excess Amount, the form of such adjusted note (the "FINAL CREDITOR NOTE") (except for the face amount) shall be identical to the Original Creditor Note and, upon request of either party, appropriate substitution of notes shall be made; and

                  (ii) if the Final Audited Closing Net Working Capital is less than the Audited Pre-Closing Net Working Capital, the face amount of the Original Creditor Note will be adjusted automatically to an amount equal to (x) the principal amount of the Original Creditor Note, LESS
         (y) the Excess Amount, the form of such Final Creditor Note (except for the face amount) shall be identical to the Original Creditor Note and, upon request of either party, appropriate substitution of notes shall be made.

            (e) If the Seller sells or otherwise disposes of the real property located in Gladwin, Michigan, the face amount of the Final Creditor Note shall be reduced by an amount equal to (i) the proceeds of such sale or disposition, LESS (ii) the reasonable costs, including reasonable legal fees, incurred by the Seller in connection with such sale or disposition.

            (f) The parties hereto shall make whatever adjustments necessary to the Subordinated Notes to ensure that interest thereunder is accrued as of the Closing Date on the adjusted face amount of such Notes. The parties will confirm in writing any adjustments to the face amount of the Subordinated Notes.

         Section 2.8 ADJUSTMENT TO ORIGINAL ONE YEAR NOTE. As soon as practicable, but in no event later than 180 calendar days following the Closing Date, (the "PRIORITY CLAIMS BAR DATE"), the face amount of the Original One Year Note will be reduced by an amount, if any, equal to 50% of the difference between (x) US$3,500,000, and (y) the amount of all Priority Claims (if less than US$3,500,000), as finally determined by the Bankruptcy Court. The Priority Claims Bar Date will be extended if, 180 days after the Closing Date, there remain asserted claims that would be Priority Claims if allowed by the Bankruptcy Court. The form of such adjusted note (the "FINAL ONE YEAR NOTE") (except for the face amount) shall be identical to the Original One Year Note.

         Section 2.9 AGREEMENT REGARDING CERTAIN ASSETS.

            (a) The Seller will retain the Retained Cash Assets and all demands, claims, rights, causes of action and proceeds in respect thereto. The Seller will, in its sole discretion after consulting with the creditor's committee in the Chapter 11 Case, attempt to collect the funds related to the Retained Cash Assets. The Purchaser agrees to take all commercially reasonable actions requested by the Seller to assist the Seller in collecting the funds related to the Retained Cash Assets. Within five (5) Business Days of (i) collection by the Seller of any such funds (or the Retained Cash Assets themselves), and (ii) a determination by the Seller that, in its reasonable judgment, such collection is based on a final judicial determination or a final settlement in respect of such funds or Retained Cash Asset, the Seller will remit to the Purchaser or its designee an amount, in cash, equal to 50% of the net collected amount (that is, after first deducting from such amount the reasonable costs, including reasonable legal fees, of collecting such funds or Retained Cash Asset).

            (b) The Purchaser specifically agrees to pay $30,000 to satisfy administrative or priority liability with respect to a matching payment into one of the Seller Assumed Plans previously missed by the Seller.

            (c) Five (5) Business Days prior to the Closing Date, the Purchaser will deliver to the Seller the written agreement of (i) the landlord of the Seller's Twinsburg, Ohio facility to the terms set forth in EXHIBIT C (the "TWINSBURG AGREEMENT"), and (ii) DV Associates, Inc. to the terms set forth in EXHIBIT D (the "DV ASSOCIATES AGREEMENT").

            (d) On or prior to the Closing Date, the parties will execute and deliver an agreement in accordance with the terms set forth in EXHIBIT E in respect of the Purchaser's right subsequent to the Closing to remove certain personal property and equipment from the Seller's real property in Gladwin, Michigan (the "GLADWIN LICENSE").

         Section 2.10 ALLOCATION OF PURCHASE PRICE.

            (a) Within a reasonable period following the signing of this Agreement, but in no event more than 90 calendar days after the Closing, the Purchaser shall prepare and deliver to the Seller a schedule (an "ALLOCATION SCHEDULE") allocating the sum of the Consideration and the Assumed Liabilities among the Assets, in such amounts reasonably determined by the Purchaser to be consistent with Section 1060 of the Code, and the regulations thereunder.

            (b) The Seller shall have a period of 10 Business Days after the delivery of the Allocation Schedule to deliver to the Purchaser a written notice of objection thereto. Unless the Seller timely objects, the Allocation Schedule shall be binding on the parties without further adjustment, absent manifest error.

            (c) If the Seller shall deliver a written notice of objection regarding the Allocation Schedule as described in Section 2.9(b), the Purchaser and the Seller shall negotiate in good faith and use their reasonable best efforts to resolve such dispute. If the parties fail to agree within 15 calendar days after the delivery of such notice, then the disputed items shall be resolved by an independent firm of public accountants selected by the independent auditors of each of the Seller and the Purchaser (the "ARBITRATING ACCOUNTANTS"). The determination of the Arbitrating Accountants shall be final and binding on the parties. The Arbitrating Accountants shall resolve the dispute within 30 calendar days after the item has been referred to them. The costs, fees and expenses of the Arbitrating Accountants shall be borne equally by the Purchaser and the Seller.

            (d) For all Tax and other purposes, the Purchaser and the Seller agree to report the Contemplated Transactions in a manner consistent with the terms of this Agreement, and that neither of them will take any position inconsistent therewith in any Tax Return.

                                   ARTICLE III

                                   THE CLOSING

         Section 3.1 CLOSING. The closing of the Contemplated Transactions (the "CLOSING") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York at 10:00 a.m. on the following Business Day after the conditions set forth in Article VIII shall have been satisfied or waived in writing or at such other time, date and place as shall be fixed by agreement between the parties (the date of the Closing being herein referred to as the "CLOSING DATE").

         Section 3.2 PAYMENTS AND DELIVERIES AT CLOSING. In addition to the other actions required to be taken by the Purchaser hereunder, subject to the terms and conditions hereof, at the Closing, the Purchaser shall:

            (a) pay to the Seller, by wire transfer of immediately available funds to an account or accounts specified by the Seller in writing not less than three Business Days prior to the Closing, an amount equal to the Cash Payment;

            (b) issue the Original Creditor Note and the Original One Year Note to the Seller or, if it assigns its right and obligations under this Agreement to an Affiliate, such Affiliate shall issue such Notes, in lieu of the Purchaser; and

            (c) assume the Assumed Liabilities pursuant to a duly executed Assignment and Assumption Agreement.

         Section 3.3 THE SELLER'S DELIVERIES AT CLOSING. In addition to the other actions required to be taken hereby by the Seller, at the Closing, the Seller shall deliver, or cause to be delivered, to the Purchaser the following:

            (a) the certificate contemplated by Section 8.3(a), dated the Closing Date;

            (b) all documents, certificates and agreements necessary to transfer to the Purchaser good and marketable title to the Assets in accordance with this Agreement, free and clear of all Encumbrances thereon other than Permitted Encumbrances, including:

                  (i) the Assignment and Assumption Agreement, duly executed by the Seller;

                  (ii) assignments of all Assumed Contracts, Intellectual Property and any other agreements and instruments constituting Assets, dated the Closing Date, assigning to the Purchaser all of the Seller's right, title and interest therein and thereto; and

                  (iii) an assignment of lease, dated the Closing Date, with respect to each Assumed Lease, in form reasonably acceptable to the Purchaser, together with any necessary transfer declarations or other filings (and in recordable form if required by the Purchaser).

            (c) a copy of the resolutions of the board of directors of the Seller, authorizing the execution, delivery and performance hereof by the Seller, and a certificate of its chairman of the board, secretary or assistant secretary, dated the Closing Date, that such resolutions were duly adopted and are in full force and effect;

            (d) certified copies of all orders of the Bankruptcy Court pertaining to the Contemplated Transactions, including the 363 Order and 365 Order, evidence of the entry of all such orders on the docket of the Chapter 11 Case and of the absence on the docket of any pending appeal or motion for rehearing or reconsideration;

            (e) a copy of all Seller Required Approvals;

            (f) any and all real property transfer tax returns and other similar filings required by law in connection with the Contemplated Transactions hereby and relating to the Leased Real Property, any part thereof or ownership interest therein, all duly and properly executed and acknowledged by the Seller or an order from the Bankruptcy Court exempting the Seller and the Purchaser from filing such returns and making such filings;

            (g) an affidavit of an officer of the Seller, sworn to under penalty of perjury, setting forth the Seller's name, address and Federal tax identification number and stating that the Seller is not a "foreign person" within the meaning of Section 1445 of the Code. If, on or before the Closing Date, the Purchaser shall not have received such affidavit, the Purchaser may withhold from the cash payments to the Seller at Closing such sums as are required to be withheld therefrom under Section 1445 of the Code;

            (h) the Gladwin License; and

            (i) the Letter of Credit.

         Section 3.4 THE PURCHASER'S DELIVERIES AT CLOSING. In addition to the other actions required to be taken by the Purchaser hereby, at the Closing, the Purchaser shall deliver, or cause to be delivered, to the Seller the following:

            (a) the certificate contemplated by Section 8.2(a), dated the Closing Date;

            (b) the Assignment and Assumption Agreement, duly executed by the Purchaser;

            (c) a copy, certified by the secretary of the Purchaser, of all resolutions evidencing limited partnership action by the Purchaser, authorizing the execution, delivery and performance hereof by the Purchaser;

            (d) a copy of the certificate of the Secretary of State of Delaware (or any other appropriate state official), certifying that the Purchaser is in good standing under the law of Delaware;

            (e) the Original Creditor Note and the Original One Year Note or, if it assigns its right and obligations under this Agreement to an Affiliate, such Affiliate shall deliver such Notes, in lieu of the Purchaser;

            (f) evidence of the capital contribution described in Section 8.2(e); and

            (g) the Twinsburg Agreement and the DV Associates Agreement.

         Section 3.5 REQUIRED DOCUMENTS. All documents to be delivered by the Seller or to be entered into by the Seller and the Purchaser necessary to carry out the Contemplated Transactions or contemplated by the terms of this Agreement shall be reasonably satisfactory in form and substance to the Purchaser and counsel to the Purchaser and all documents to be delivered by the Purchaser necessary to carry out the Contemplated Transactions or to be entered into by the Seller and the Purchaser necessary to carry out the Contemplated Transactions shall be reasonably satisfactory in form and substance to the Seller and counsel to the Seller.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller represents and warrants to the Purchaser as follows (in the understanding that, without prejudice to the provisions of Sections 9.6, 9.7 and 10.10, the Purchaser's remedy for a breach by the Seller of any representation or warranty contained in this Agreement that is qualified as to materiality or a material breach of any representation or warranty that is not so qualified is to terminate this Agreement in accordance with Section 9.4; the directors, officers, employees or representatives of the Seller shall incur no personal liability in the event of such termination by the Purchaser and the Seller shall have no further liability in the event of such termination by the Purchaser other than as set forth in this Agreement):

         Section 4.1 ORGANIZATION. The Seller is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, use and operate its properties and to carry on its business as it is now being or is contemplated to be conducted. The Seller is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate (and after taking into account the ability to requalify), have a Seller Material Adverse Effect.

         Section 4.2 CHARTER DOCUMENTS AND CORPORATE RECORDS; NO INVESTMENTS.

            (a) The Seller has delivered to the Purchaser true and complete copies of the certificate of incorporation and by-laws of the Seller, in each case as in effect on the date hereof. The minute books of the Seller have been made available to the Purchaser for its inspection and are accurate.

            (b) Except as set forth in SCHEDULE 4.2(b), the Seller has no Subsidiaries and does not own any capital stock or other proprietary interest, directly or indirectly, in any Person.

         Section 4.3 AUTHORITY RELATIVE TO THIS AGREEMENT. The Seller has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the Contemplated Transactions have been duly authorized by all requisite corporate action. Subject to the entry and effectiveness of the 363 Order and the 365 Order, this Agreement has been duly and validly executed and delivered by the Seller and (assuming this Agreement constitutes a valid and binding agreement of the Purchaser) constitutes a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms. Assuming the entry and effectiveness of the 363 Order, neither the entering into of this Agreement nor the consummation of any of the Contemplated Transactions or performance of any obligations provided for herein requires the affirmative vote, consent or approval of or by holders of any class or series of shares of the Seller's capital stock (or securities convertible into or exchangeable for shares of the Seller's capital stock) or debt of the Seller, except pursuant to the DIP Credit Facility. Subject to the entry and effectiveness of the 363 Order, the Seller has all requisite power to transfer to the Purchaser good and marketable title to the Assets free and clear of all Encumbrances other than Permitted Encumbrances.

         Section 4.4 CONSENTS AND APPROVALS. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or any other Person is required to be made or obtained by the Seller in connection with the execution, delivery and performance of this Agreement by the Seller and the consummation of the Contemplated Transactions, except for (a) consents, approvals or authorizations of, or declarations or filings with, the Bankruptcy Court, and (b) consents, approvals, authorizations, declarations or rulings identified in SCHEDULE 4.4 and except where the failure to obtain such consents would not have a Seller's Material Adverse Effect. The items referred to in clauses (a) and (b) of this Section 4.4 are hereinafter referred to as the "SELLER REQUIRED APPROVALS."

         Section 4.5 NO VIOLATIONS. Except for the Seller Required Approvals and except as disclosed in SCHEDULE 4.5, neither the execution, delivery or performance of this Agreement by the Seller, nor the consummation by the Seller of the Contemplated Transactions, nor compliance by the Seller with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the certificate of incorporation or by-laws of the Seller, (b) result in a violation in any material respect or breach in any material respect of, or constitute (with or without notice or lapse of time) a default in any material respect (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under, any of the terms, conditions or provisions of, any material note, bond, mortgage, deed of trust, security interest, indenture, lease, license, contract or agreement to which the Seller is a party or by which any of the Seller's properties or assets may be bound or affected, which violation, breach or default would have a material adverse effect on the ability of the Seller to perform its obligations hereunder or to consummate the Contemplated Transactions, (c) violate in any material respect any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller or to any of the Seller's properties or assets, (d) result in the creation or imposition of any material Encumbrance (other than a Permitted Encumbrance) on any asset of the Seller, or (e) cause the suspension or revocation of any material Permit.

         Section 4.6 FINANCIAL STATEMENTS.

            (a) SCHEDULE 4.6(a) contains the unaudited financial statements of the Seller (the "SELLER UNAUDITED 1999 FINANCIAL STATEMENTS") for the fiscal year ended July 31, 1999, which (i) have been prepared from the books and records of the Seller, and (ii) to the best knowledge of the Seller, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto).

            (b) SCHEDULE 4.6(b) contains a complete copy of the unaudited statements of income and related balance sheets, and the notes thereto, of the Seller for the eight-month period ended March 31, 2000 (the "SELLER UNAUDITED MARCH 2000 BALANCE SHEET") (such March 31, 2000 date, the "INTERIM BALANCE SHEET DATE"), which (i) has been prepared from the books and records of the Seller, and (ii) to the best knowledge of the Seller, except for the absence of certain or all notes thereto, has been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, if any).

         Section 4.7 ABSENCE OF SELLER MATERIAL ADVERSE CHANGE; ABSENCE OF UNDISCLOSED LIABILITIES.

            (a) Except as set forth in SCHEDULE 4.7(a), to the best knowledge of the Seller, since the Interim Balance Sheet Date, there has been no Seller Material Adverse Effect. The Purchaser acknowledges that the Seller has been operating under limited liquidity in accordance with the DIP Credit Agreement and agrees that the direct operational and financial consequences of such liquidity constraints will not constitute a Seller Material Adverse Effect.

            (b) To the best knowledge of the Seller, the Seller did not have any liability or obligation, secured or unsecured, whether absolute, accrued, contingent or otherwise and whether due or to become due, other than as specifically set forth on the Seller Unaudited 1999 Financial Statements or the Seller Unaudited March 2000 Balance Sheet unless such obligations or liabilities were not required under GAAP to be disclosed on the Seller Unaudited 1999 Financial Statements or the Seller Unaudited March 2000 Balance Sheet. To the best knowledge of the Seller, since the Interim Balance Sheet Date, the Seller has not incurred any such liability or obligation not in the ordinary course, other than with respect to the Contemplated Transactions set forth in this Agreement and the DIP Credit Agreement.

         Section 4.8 LITIGATION. Except for the Chapter 11 Case and except as set forth in SCHEDULE 4.8, there is no material suit, action, claim, arbitration, inquiry, proceeding or investigation (whether at law or equity, before or by any Governmental Authority) (each, an "ACTION") pending that once the 363 Order is given effect, will impose any liability or obligation on the Purchaser or, to the Seller's best knowledge, threatened against or affecting the Seller that could result in the imposition of any liability or obligation on the Purchaser or in respect of the Assets, nor is there any material judgment, decree, injunction, rule or order of any Governmental Authority (other than the Bankruptcy Court) outstanding against the Seller.

         Section 4.9 NO VIOLATION OF LAW. Except as disclosed in SCHEDULE 4.9, the Seller has not been given notice or been charged with any material violation of, any law, statute, order, rule, regulation, ordinance or judgment (including any applicable Environmental Law) of any Governmental Authority. To the best knowledge of the Seller, the Seller is not in violation in any material respect of any law, statute, order, rule, regulation, ordinance or judgment (including any applicable Environmental Law) of any Governmental Authority. Except as disclosed in SCHEDULE 4.9, no material investigation or review by any Governmental Authority is pending or, to the best knowledge of the Seller, threatened, against the Seller or any of its assets and properties, nor has any Governmental Authority indicated to the Seller an intention to conduct the same.

         Section 4.10 ENVIRONMENTAL MATTERS. The Seller has provided the Purchaser with copies of all material documents and reports in the possession or control of the Seller describing or otherwise relating to past or present events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans which have given rise to or would be reasonably likely to give rise to any material liability of the Seller under Environmental Laws and any material environmental liability that would adversely affect the value of the Assets. Except as set forth in SCHEDULE 4.10, to the best knowledge of the Seller, (a) the Seller is in material compliance with all federal, state and local laws governing health and safety, pollution or the protection of the environment ("ENVIRONMENTAL LAWS"), which compliance includes the possession by the Seller of all permits and other governmental authorizations required under applicable Environmental Laws for the operation of the Business, and compliance with the terms and conditions thereof, (b) the Seller has not received any written notice not subsequently resolved with respect to the business of, or any property owned or leased by, the Seller from any Governmental Authority or third party alleging that the Seller is not in compliance with or subject to any liability or obligation under any Environmental Laws; PROVIDED, HOWEVER, that the Seller has heretofore provided the Purchaser with copies of any written notice alleging that the Seller is not in compliance with any Environmental Laws and copies of all material correspondence relating thereto, which notice could have a material impact on the Assets (c) except for Releases authorized under or pursuant to Environmental Laws, or Permits issued thereunder, there has been no Release of any hazardous substance, hazardous waste, toxic substance, pollutant or contaminant (collectively, a "HAZARDOUS SUBSTANCE") as those terms are defined in Environmental Laws, in excess of a quantity for which a report is required under Environmental Laws, on any real property leased or used by the Seller in connection with the Business, and (d) the Seller is not liable for any costs, obligations, penalties, fines or forfeitures for failure to comply with any Environmental Laws, necessary to achieve or maintain compliance with Environmental Laws, other than such costs in the ordinary course of business, or with respect to any environmental conditions or any release or presence of any Hazardous Substance, nor is the Seller required to remedy any such existing condition or remove any Hazardous Substance from any real property. Notwithstanding anything herein to the contrary, the above representations shall not include any representations with respect to operation of the Business at Cleveland, Ohio or the condition of the environment at the Leased Real Property in Cleveland, Ohio.

         Section 4.11 PERMITS. Except as set forth on SCHEDULE 4.11, the Seller has all material licenses, certificates of occupancy, franchises, permits, exemptions, consents, waivers, authorizations, rights, franchises, orders or approvals of, and has made all required registrations with, any Governmental Authority that are material to the conduct of the Business (collectively, the "PERMITS"). All Permits are listed on SCHEDULE 4.11 and are in full force and effect. Except as set forth on SCHEDULE 4.11, no material violations are or have been committed in respect of any Permit and no proceeding is pending or, to the best knowledge of the Seller, threatened to revoke or limit any Permit. No action by the Seller or the Purchaser is required in order for all Permits to remain in full force and effect following the consummation of the Contemplated Transactions.

         Section 4.12 EMPLOYEE BENEFITS; LABOR MATTERS.

            (a) Except as set forth on SCHEDULE 4.12(a), the Seller does not maintain or contribute to or have any obligation to contribute to, or have any direct or indirect liability, whether contingent or otherwise, with respect to any plan, program, arrangement, agreement or commitment which is an employment, consulting or deferred compensation agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, stock option or other equity-based compensation, severance pay, life, medical, dental, death benefit, disability or accident insurance plan, vacation, Code Section 125 "cafeteria" or "flexible benefit" plan or other employee benefit plan, program, arrangement, agreement or commitment, including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA or any "employee welfare benefit plan" as defined in Section 3(1) of ERISA (individually, a "SELLER PLAN", and collectively, the "SELLER PLANS").

            (b) No Seller Plan is a "multiple employer plan" within the meaning of the Code or ERISA.

            (c) Except as set forth on SCHEDULE 4.12(c), no event has occurred in connection with which the Seller or any Assumed Seller Plan, directly or indirectly, could be subject to any material liability under ERISA, the Code or any other law, regulation or governmental order applicable to any Assumed Seller Plan, including, without limitation, Section 406, 409, 502(i), 502(l) or 4069 of ERISA, or Section 4971, 4975 or 4976 of the Code, or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which the Seller has agreed to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirement of, any such statute, regulation or order.

            (d) Except as set forth in SCHEDULE 4.12(d), with respect to each Seller Plan (i) the Seller has complied with, and each such Seller Plan conforms in form and operation to, all applicable laws and regulations, including, but not limited to, ERISA and the Code, in all material respects; (ii) each such Seller Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and intended to qualify under Section 401 of the Code has received a favorable determination letter from the Internal Revenue Service with respect to such qualification, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code, and nothing has occurred since the date of such letter that has or is likely to adversely affect such qualification or exemption; and (iii) there are no actions, suits or claims pending (other than routine claims for benefits) or threatened with respect to such Plan or against the assets of such Seller Plan.

            (e) The consummation of the Contemplated Transactions will not result in any liability to any present or former employee as a result of the Worker Adjustment Retraining and Notification Act or any similar state law.

            (f) Except as set forth on SCHEDULE 4.12(f), the Seller has no obligation to provide or any direct or indirect liability, whether contingent or otherwise, with respect to the provision of health or death benefits to or in respect of former employees, except as may be required pursuant to COBRA and the cost of which are fully paid by such former employees. Each Seller Plan which is a "group health plan" within the meaning of Section 607(l) of ERISA has materially complied with the provisions of COBRA, the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), and any other applicable federal, state or local law.

            (g) With respect to each Seller Plan, the Seller has delivered to Purchaser a current, accurate and complete copy (to the extent such copy exists) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent Internal Revenue Service determination letter, if applicable; (iii) any summary plan description and other written communication (or a description of any oral communications) by the Seller to its employees concerning the benefits provided under the Seller Plan; and for the two most recent years (A) the Form 5500 and attached schedules, (B) audited financial statement, and (C) actuarial valuation reports.

            (h) Except as set forth in SCHEDULE 4.12(h), neither the Seller nor any ERISA Affiliate is a party to any collective bargaining agreement and there are no labor unions or other organizations representing, purporting to represent, or attempting to represent, any employee of the Seller.

         Section 4.13 TITLE TO AND USE OF PROPERTY.

                  (a) (i) At the Closing, subject to the entry of the 363 Order, the Purchaser will acquire good and marketable title to all of the Assets, in each case free and clear of all Encumbrances (including any claims that may arise by reason of the execution, delivery or performance by the Seller of this Agreement) other than Permitted Encumbrances. Except as disclosed on SCHEDULE 4.13(a)(i), all of the Assets are and, at the Closing, will be located at the facilities described in Sections 4.13(a)(ii) and at the Seller's property in Gladwin, Michigan.

                  (ii) All real estate constituting any part of the Assets that is used or held by the Seller pursuant to any lease or other contractual arrangement is designated in SCHEDULE 4.13 (the "LEASED REAL PROPERTY"), which Schedule 4.13 also sets forth the date of, and parties to, each real property lease, the date of, and parties to, each amendment, modification and supplement thereto, the term and renewal terms (whether or not exercised) thereof and a brief description of the Leased Real Property covered thereby. Except as set forth on SCHEDULE 4.13, there is no underlying mortgage, deed of trust, lease, grant of term or other estate in or interest affecting any Leased Real Property which is superior to the interest of the Seller, whichever is applicable, as tenant under the applicable real property lease. The Seller has no ownership, financial or other interest in the landlord under any real property lease.

                  (iii) As to all Assets of the type described in Section 4.13(a)(iii), either (A) the Seller is not in default or delinquent in any material respect in performing its obligations under the applicable Assumed Contract or Assumed Lease, as the case may be, except as disclosed on
     SCHEDULE 4.13(a)(iv), or (b) any such default or delinquency will be fully cured (in accordance with the terms of this Agreement or otherwise, including by payment of the Cure Amount), or otherwise may not be asserted against the Purchaser or the Assets, as a result of the entry by the Bankruptcy Court of the 363 Order and the 365 Order, such that the Seller's rights in and under all such Assumed Contracts and Assumed Leases shall vest in the Purchaser upon the Closing without reversion or diminution.

                  (iv) Given the Seller's actual financial condition and liquidity, all buildings, structures and other improvements included within the Leased Real Property are in good operating condition and repair, subject to continued repair and replacement in accordance with past practice. Except as disclosed on SCHEDULE 4.13, there are no leases, subleases, licenses and other agreements granting to any person or entity other than the Seller any right to the possession, use, occupancy or enjoyment of the Leased Real Property, or any portion thereof. No portion of the Leased Real Property has suffered any material damage by fire or other casualty which has not heretofore been completely repaired and restored to its original condition.

                  (v) The Seller does not own or hold, and is not obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell or dispose of the Leased Real Property or any portion thereof or interest therein.

              (b) The Assets include all real property and related rights and interests and all personal property of the Seller, both tangible and intangible, necessary to conduct the Business as it is currently conducted or as currently contemplated to be conducted by the Seller given its current financing and liquidity.

              (c) Subject to the representations and warranties set forth in this Article IV, the Assets are being sold without any implied warranties of merchantability or fitness for particular purposes.

         Section 4.14 NON-COMPETITION AGREEMENTS. Except as set forth on
SCHEDULE 4.14, neither the Seller nor any of its officers, directors or key employees is a party to any agreement that purports to restrict or prohibit the Seller, directly or indirectly, from engaging in any business or operating in any geographic area. Except as set forth in SCHEDULE 4.14, no officer, director or key employee of the Seller is a party to any agreement which, by virtue of such person's relationship with the Seller, restricts the Seller from, directly or indirectly, engaging in the Business.

         Section 4.15 CONTRACTS.

              (a) To the best knowledge of the Seller, SCHEDULE 4.15(a) contains a complete and accurate list of each contract of the Seller (x) involving payments or other consideration in excess of (i) $25,000 in any 12-month period, or (ii) $50,000 over the term of the contract or (y) which is otherwise material to the Business (collectively, the "CONTRACTS"), except for purchase orders of the Business. True and complete copies of each such written Contract (or written summaries of the terms of any such oral Contract or any oral modification of a written Contract) have been delivered to the Purchaser and, in the case of each Assumed Contract, true and complete copies of each such Assumed Contract have been delivered to the Purchaser.

              (b) Except as set forth on SCHEDULE 4.15(b), (i) to the best knowledge of the Seller, no other party to any Contract is in default in any material respect thereunder nor does any condition exist that with notice or lapse of time or both would constitute such a default thereunder, and (ii) the Seller has not received any notice, nor does the Seller otherwise have knowledge, that any party to any Contract intends to cancel, terminate or refuse to renew such Contract or to exercise or decline to exercise any option or right thereunder, except to the extent that any such notice would be ineffective and unenforceable as a result of the Chapter 11 Case; PROVIDED, HOWEVER, that Purchaser acknowledges that many Contract parties have indicated a willingness to abandon or terminate certain Contracts if Seller cannot perform in a timely fashion such Contracts based on its financing and liquidity. To the best knowledge of the Seller, the Contracts are valid and binding on the Seller in accordance with their terms, except to the extent that the failure of any Contract to be valid and binding would not, individually or in the aggregate, constitute a Seller Material Adverse Effect and, upon the effectiveness of the 365 Order and the payment of the Cure Amounts, the Seller will not be in default thereunder in any material respects except delay in performance due to lack of funding and liquidity.

              (c) To the best knowledge of the Seller and subject to the entry and effectiveness of the 365 Order, all Contracts shall be, as of the Closing Date, valid and binding and enforceable against each other party thereto.

              (d) To its best knowledge, the Seller has not waived any material right under any contract or other agreement of the type required to be set forth on any Schedule (in the understanding that the Purchaser acknowledges that, due to the Seller's limited liquidity, Seller has delayed performance of certain Contracts and agreements, which delays may give rise to a right of the other contract parties to delay or terminate such Contracts).

         Section 4.16 INTELLECTUAL PROPERTY.

              (a) "INTELLECTUAL PROPERTY" shall mean all of the following as they exist in any jurisdictions, in each case, to the extent owned by, licensed to, or otherwise used or held for use by the Seller:

                  (i) patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisions, continuations, continuations-in-part, renewals, substitutions or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended modified, withdrawn or refiled);

                  (ii) trademarks, service marks, trade dress, trade names, brand names, Internet domain names, websites or web pages, designs, logos or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration thereof;

                  (iii) copyrights, including all renewals and extensions thereof, copyright registrations and applications for registration thereof, and non-registered copyrights;

                  (iv) trade secrets, confidential business information and other proprietary information including, without limitation, designs, research and development information, technical information, specifications, operating and maintenance manuals, methods, engineering drawings, know-how, data, mask works, discoveries, inventions, industrial designs and other proprietary rights (whether or not patentable or subject to copyright, mask work, or trade secret protection);

                  (v) computer software programs, including all source code, object code, and documentation related thereto (the "SOFTWARE"); and

                  (vi) all licenses, sublicenses, and other agreements or permissions related to the property described in Section 4.16(a)(i) to
         Section 4.16(a)(v).

         (b) INTELLECTUAL PROPERTY DISCLOSURE.

                  (i) SCHEDULE 4.16(b)(i) sets forth all material United States and foreign patents and patent applications, trademark and service mark registrations and applications, Internet domain name registrations and applications, and copyright registrations and applications owned or licensed by the Seller or otherwise used or held for use by the Seller, specifying as to each item, as applicable: the nature of the item, including the title; the owner of the item; the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed; and the issuance, registration or application numbers and dates.

                  (ii) SCHEDULE 4.16(b)(ii) sets forth all material licenses, sublicenses, and other agreements or permissions ("IP LICENSES") under which the Seller is a licensor or licensee or otherwise is authorized to use or practice any Intellectual Property.

         (c) REPRESENTATIONS AND WARRANTIES.

                  (i) Except as disclosed on SCHEDULE 4.16(c)(i), the Seller is the sole and exclusive owner of the Intellectual Property, free and clear of any and all rights, claims, encumbrances, assignments, security interests or liens in favor of others, including, without limitation, licenses, shop rights and covenants not to sue third persons, with full right to pledge, sell, assign, and transfer the Intellectual Property;

                  (ii) No material Intellectual Property other than that listed on Schedule 4.16(b)(i) is owned, leased by, licensed or assigned to the Seller;

               (iii) To the best knowledge of the Seller, the Intellectual Property is valid and enforceable in whole and/or in part. The Seller has taken all necessary and desirable action to maintain and protect the Intellectual Property.

               (iv) To the best knowledge of the Seller, no claim or action is pending or threatened and the Seller does not know of any basis for any claim that challenges the validity, enforceability, ownership, or right to use, sell or license any Intellectual Property, and no item of Intellectual Property is subject to any outstanding order, ruling, decree, stipulation, charge or agreement restricting in any manner the use or the licensing thereof, except as set forth in SCHEDULE 4.16(c)(iv);

               (v) To the best knowledge of the Seller, the Seller has not infringed upon or otherwise violated the intellectual property rights of third parties or received any claim, charge, complaint, demand or notice alleging any such infringement or violation, or knows of any basis for any such claim. To the best knowledge of the Seller, the continued use of the Intellectual Property by the Purchaser will not infringe upon or otherwise violate the intellectual property rights of third parties.

               (vi) Except as set forth in SCHEDULE 4.16(c)(vi), to the best knowledge of the Seller, no third party is infringing upon or otherwise violating the Intellectual Property.

               (vii) The Seller's products have been marked as required by the Patent Statute.

         (d) SOFTWARE. To the best knowledge of the Seller, all material Software used in the Business is fully and freely transferable to the Purchaser without any third party consent, is free from any significant software defect, performs in conformance with its documentation, and does not contain any material bugs or viruses or any code or mechanism that could be used to interfere with the operation of the Software. The Seller has furnished all documentation relating to the use, maintenance, and operation of such Software, all of which, to the best knowledge of the Seller, is true and accurate.

         (e) PROTECTION OF TRADE SECRETS AND INTELLECTUAL PROPERTY. The Seller has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its trade secrets and the proprietary nature and value of the Intellectual Property.

         (f) YEAR 2000 COMPLIANCE. All software, hardware, databases and embedded control systems (collectively the "SYSTEMS") used, sold, or licensed by the Seller are Year 2000 Compliant except where failure would not have a Seller Material Adverse Effect. The term Year 2000 Compliant means that the systems (i) accurately process data and time data (including, without limitation, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, the years 1999 and 2000, and leap year calculations and

(ii) operate accurately with other software and hardware that use standard data format (4 digits) for representation of the year.

              (g) EFFECT OF TRANSACTIONS. Except as set forth in SCHEDULE 4.16(g), the Seller is not, nor, as a result of the execution and delivery of this Agreement or the Performance of its obligations hereunder, will be in violation of any agreement relating to any Intellectual Property.

         Section 4.17 LABOR RELATIONS. There are no labor disputes, material grievances, arbitration proceedings, or any material union organization activities, strikes or work stoppages pending, or the best of the Seller's knowledge, threatened between the Seller and any of it employees and their representatives at the Seller's facilities in Frankenmuth, Michigan or Cleveland, Ohio. Except as set forth in SCHEDULE 4.17, no such strikes or work stoppages have occurred in the past two (2) years at the Seller's facilities in Frankenmuth, Michigan or Cleveland, Ohio. There are no charges of unfair labor practices pending or to the best of the Seller's knowledge, threatened against the Seller before any Governmental Authority.

         Section 4.18 INSURANCE. SCHEDULE 4.18 sets forth a list (specifying the insurer, describing each pending claim thereunder for which the administrator of the Seller's insurance policies or the Seller has established a reserve in excess of $50,000 of the insurer's liability thereunder) of all policies or binders of fire, liability, product liability, workers' compensation, vehicular and other insurance held by or on behalf of the Seller. Such policies or binders are valid and binding in accordance with their terms, are in full force and effect, and insure against risks and liabilities to an extent and in a manner customary in the industry in which the Seller operates. The Seller is not in default with respect to any provisions contained in any such policy or binder nor has the Seller failed to give any notice or present any claims under any such policy or binder in due and timely fashion. Except as set forth on SCHEDULE 4.18, there are no outstanding unpaid claims for which the administrator of the Seller's insurance policies or the Seller has established a reserve in excess of $50,000 under any such policy or binder, and the Seller has not received any notice of cancellation or non-renewal of any such policy or binder. There is no inaccuracy in any application for such policies or binders, no failure to pay premiums when due and no similar state of facts that might form the basis for termination of any such insurance. Except as set forth on SCHEDULE 4.18, the Seller has not received any notice from any of its insurance carriers or any Governmental Authority that any insurance premiums will or may be materially increased in the future or that any insurance coverage listed on SCHEDULE 4.18 will or may not be available in the future on substantially the same terms as now in effect, and to Seller's knowledge and belief, there is no basis for the issuance of any such action, except that, after the Closing Date, the Seller may not meet insurance underwriting standards.

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

              The Purchaser represents and warrants to the Seller as follows:

              Section 5.1 ORGANIZATION. The Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

              Section 5.2 AUTHORITY RELATIVE TO THIS AGREEMENT. The Purchaser has the limited partnership power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the Contemplated Transactions have been duly authorized by all requisite limited partnership action. This Agreement has been duly and validly executed and delivered by the Purchaser and (assuming this Agreement constitutes a valid and binding agreement of the Seller) constitutes a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms.

              Section 5.3 CONSENTS AND APPROVALS. Except as set forth in
SCHEDULE 5.3, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or any other Person is required to be made or obtained by the Purchaser in connection with the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the Contemplated Transactions.

              Section 5.4 NO VIOLATIONS. Neither the execution, delivery or performance of this Agreement by the Purchaser, nor the consummation by the Purchaser of the Contemplated Transactions, nor compliance by the Purchaser with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the certificate of formation or the limited liability company agreement of the Purchaser, (b) result in a violation or breach of, or constitute (with or without notice or lapse of time) a default (or give rise to any right of termination, cancellation, acceleration, vesting, payment, exercise, suspension or revocation) under, any of the terms, conditions or provisions of, any material note, bond, mortgage, deed of trust, security interest, indenture, lease, license, contract, agreement, plan or other instrument or obligation to which the Purchaser is a party or by which the Purchaser or any of the Purchaser's properties or assets may be bound or affected, or (c) violate in any material respect any order, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser or any of the Purchaser's properties or assets.

              Section 5.5 BROKERS. Except as set forth in SCHEDULE 5.5, no Person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the Purchaser in connection with the Contemplated Transactions based upon arrangements made by or on behalf of the Purchaser.

              Section 5.6 LITIGATION. There is no Action pending, or to the Purchaser's best knowledge, threatened against or affecting the Purchaser, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority outstanding against the Purchaser, which in any case would constitute a Purchaser Material Adverse Effect.

              Section 5.7 FINANCING COMMITMENTS. The Purchaser has sources of financing to carry out its obligations as set forth in paragraph 3 of the Offer Letter.

              Section 5.8 NO KNOWLEDGE OF BREACHES. As of the date hereof, the Purchaser has no actual knowledge of any breach of any representation or covenant of the Seller contained herein.


                                   ARTICLE VI

                                    COVENANTS

         Section 6.1 CONDUCT OF BUSINESS BY THE SELLER PENDING THE CLOSING. Subject to any obligations as a debtor or debtor-in-possession under the Bankruptcy Code, or order of the Bankruptcy Court, from the date hereof until the Closing Date, the Seller shall use all commercially reasonable efforts to conduct the Business (x) in conformity with all applicable laws, rules and ordinances and (y) in the ordinary course consistent with past practice and taking into account the filing of the Petitions, including meeting its post-Petition obligations as they become due, subject to limited cash availability and liquidity under the DIP Credit Agreement. The Seller shall also use all commercially reasonable efforts to preserve intact its business organization and relationships with third parties and to keep available the services of its present officers and key employees, subject to the terms of this Agreement. Without limiting the generality of the foregoing, except as provided in the Schedules or except as otherwise contemplated under this Agreement, from the date hereof until and including the Closing Date, without the prior written consent of the Purchaser:

              (a) Except with respect to the Seller Plans listed on SCHEDULE 6.1(a), the Seller shall not establish or increase the benefits under, or promise to establish, modify or increase the benefits under, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan or employment, consulting or severance agreement, or otherwise increase the compensation payable to any directors, officers or employees of the Seller, except in the ordinary course of business and consistent with past practice, or establish, adopt or enter into any collective bargaining agreement;

              (b) the Seller shall not make or agree to make any capital expenditures or capital additions other than to meet its post-Petition obligations and for the necessary maintenance of the Assets in excess of $25,000;

              (c) the Seller shall not amend, modify or waive any material provision of any agreement with any of its customers and suppliers or make any material change to its operations, services or policies relating to its customers and suppliers;

              (d) except as disclosed in SCHEDULE 6.1(d), the Seller shall not in any material respect change its methods of collecting Trade Receivables, and shall not make or agree to make any settlement concerning a Trade Receivable in excess of $25,000;

              (e) the Seller shall not fail to pay any premiums when due in respect of any of the insurance policies and binders set forth on SCHEDULE 4.18;

              (f) the Seller shall not fail to maintain any of the Assets that is used or held by the Seller pursuant to any lease or other contractual arrangement (as set forth on SCHEDULE 4.13) in its current condition, ordinary "wear and tear" excepted; and

              (g) except to the extent necessary to comply with the requirements of applicable laws and regulations, the Seller shall not (i) take, or agree or commit to take, any action that would make any representation or warranty of the Seller hereunder inaccurate in any material respect at, or as of any time prior to, the Closing Date, (ii) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at, or as of any time prior to, the Closing Date, or
(iii) take, or agree or commit to take, any action that would result in, or is reasonably likely to result in, any of the conditions set forth in Article VIII not being satisfied. The Seller shall give the Purchaser prompt notice of any event, condition or circumstance, occurring from the date hereof until the Closing Date, that would constitute a violation or breach of any representation or warranty of the Seller, whether made as of the date hereof or as of the Closing Date, or that would constitute a violation or breach of any covenant of the Seller contained in this Agreement.

         Section 6.2 ACCESS AND INFORMATION. The Seller shall afford to the Purchaser and to the Purchaser's financial advisors, legal counsel, accountants, consultants, financing sources and other authorized representatives reasonable access during normal business hours and without material disruption to the Business throughout the period prior to the Closing Date to all its books, records, properties, plants and personnel which relate to the Business and, during such period, shall furnish as promptly as practicable to the Purchaser and such persons all other information as the Purchaser or any of such persons may reasonably request in furtherance of the Contemplated Transactions; PROVIDED, HOWEVER, that no investigation pursuant to this Section 6.2 shall affect any representations or warranties made herein or the conditions herein to the obligations of the parties to consummate the Contemplated Transactions.

         Section 6.3 PUBLICITY. Each party agrees that it will not make any public announcement or issue any press release or respond to any press inquiry with respect to this Agreement or the Contemplated Transactions without the prior approval of the other party (which approval will not be unreasonably withheld), except as may be required (i) by applicable law (including, without limitation, the Bankruptcy Code) or any requirement of any securities exchange on which the securities of any party involved, directly or indirectly, is listed, or (ii) to administer the Seller's Chapter 11 Case.

         Section 6.4 EXPENSES. Each party shall, except as otherwise specifically provided herein, bear the expenses incurred by it in connection with the preparation, execution and performance of this Agreement and the Contemplated Transactions, including all fees, expenses and disbursements of agents, representatives, counsel and accountants.

         Section 6.5 INDEMNIFICATION OF BROKERS. The Seller agrees to indemnify and hold harmless the Purchaser from any claim or demand for commission or other compensation by any broker, finder or investment banker claiming to have been employed by or on behalf of the Seller, and to bear the cost of legal expenses incurred in defending against any such claim. The Purchaser agrees to indemnify and hold harmless the Seller from any claim or demand for commission or other compensation by any broker, finder or investment banker claiming to have been employed by or on behalf of the Purchaser, and to bear the cost of legal expenses incurred in defending against any such claim.

         Section 6.6 ASSIGNMENT OF ASSUMED CONTRACTS AND ASSUMED LEASES. Notwithstanding that the Purchaser will pay the Cure Amounts, the Seller covenants that it will promptly take such actions as are reasonably necessary to obtain the 365 Order assigning to the Purchaser the Assumed Contracts and Assumed Leases.

         Section 6.7 COOPERATION. The Purchaser shall have the right to have its designated representatives, as designated to the Seller from time to time (the "DESIGNATED PURCHASER REPRESENTATIVES"), present within normal business hours and without material disruption to the Business or any interference with the competitive sales process established by the Bankruptcy Court for consultation at the facilities in Rockford, Illinois; Hanover, Pennsylvania; Huntington Beach, California; Twinsburg, Ohio; Cleveland, Ohio; Gladwin, Michigan; and Frankenmuth, Michigan from the date hereof until the Closing. Such Designated Purchaser Representatives shall have the right to review and become familiar with the conduct of the Business. The Purchaser shall take all reasonable actions necessary to ensure that its Designated Purchaser Representatives will be readily available during normal business hours.

         Section 6.8 FILINGS; OTHER ACTION. Subject to the terms and conditions herein provided, as promptly as practicable, the Seller and the Purchaser shall use all commercially reasonable efforts (a) to obtain the Seller Required Approvals or the consents, approvals, permits or authorizations set forth on
SCHEDULE 5.3, respectively, and (b) to take, or cause to be taken, all other actions and do, or cause to be done, all other things reasonably necessary or appropriate to consummate the Contemplated Transactions as soon as practicable. In connection with the foregoing, each party will promptly provide the other party with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any Governmental Authority or members of their respective staffs, on the other hand, with respect to this Agreement and the Contemplated Transactions.

         Section 6.9 PERMIT TRANSFERS. The Seller shall, prior to or at the Closing (except for Permits that SCHEDULE 4.11 describes as being transferable only subsequent to the Closing, for which Permits the transfer or modification described herein shall be effected as promptly as practicable subsequent to the Closing), at its sole expense, cause the transfer or modification of any Permits (including any Permits issued pursuant to Environmental Laws) to the extent that such is required or advisable to cause the Permits to remain in full force and effect, on the same terms as those existing prior to the Closing, after the Closing. The Purchaser will provide all reasonable cooperation to the Seller necessary to effect such transfers or modifications. The Seller and the Purchaser agree to cooperate as necessary to effect the reissuance of any Permits (including any Permits issued pursuant to Environmental Laws) to the extent that such is required or advisable. Any reasonable costs associated with a reissuance of any Permit to the Purchaser shall be borne by the Purchaser.

         Section 6.10 BANKRUPTCY ACTIONS.

              (a) As promptly as practicable after the date hereof, the Seller shall prepare a motion, supporting papers, notices and a form of 363 Order and 365 Order, all in form and substance reasonably satisfactory to the Purchaser, seeking the Bankruptcy Court's approval of this Agreement, the Seller's performance under this Agreement, the assumption and assignment of the Assumed Contracts and Assumed Leases and the Seller's retention of the Excluded Assets and Excluded Liabilities, and identification of the Cure Amounts. The Seller shall file the same with the Bankruptcy Court no later than June 9, 2000 and shall use its best efforts to obtain entry of the 363 Order and the 365 Order, subject to the procedures set forth for the submission and consideration of competing bids for the Assets.

              (b) The Purchaser agrees that it will promptly take such actions as are reasonably requested by the Seller, on behalf of the Seller, to assist in obtaining the Bankruptcy Court's approval of the matters set forth in Section 6.10(a) including by furnishing affidavits or other documents or information for filing with the Bankruptcy Court for purposes, among others, of providing necessary assurances of performance by the Purchaser under this Agreement and demonstrating that the Purchaser is a "good faith" purchaser under Section 363(m) of the Bankruptcy Code. In the event that the order granting the Bankruptcy Court's approval shall be appealed, the Seller shall use all reasonable efforts to defend such appeal.

              (c) The Seller will provide the Purchaser with copies of all motions, applications and supporting papers prepared by the Seller (including forms of orders and notices to interested parties) relating to the Purchaser or the Contemplated Transactions prior to the filing thereof in the Chapter 11 Case and shall not, other than due to emergency time constraints, file any such document unless it is in form and substance reasonably satisfactory to the Purchaser.

              (d) The Seller shall give appropriate notice, and provide appropriate opportunity for hearing, to all parties entitled thereto, of all motions, orders, hearings or other proceedings relating to this Agreement or the Contemplated Transactions.

         Section 6.11 TAX RETURNS AND FILINGS; PAYMENT OF TAXES. The Seller shall prepare all of its Tax Returns for periods ending on or prior to the Closing Date. The Seller shall be responsible for all of its Taxes for periods ending on or prior to the Closing Date.

         Section 6.12 TAX MATTERS. To the extent not exempt by operation of the 363 Order, all personal property transfer, documentary, sales, use, registration, value-added, stamp, deed and other similar Taxes (including interest, penalties and additions to Tax) incurred in connection with the Contemplated Transactions ("TRANSFER TAXES") shall be borne 50% by the Seller and 50% by the Purchaser, and the Seller shall indemnify the Purchaser for any such Transfer Taxes incurred by the Purchaser as a result of the Seller's failure to timely pay its share of such Transfer Taxes.

         Section 6.13 USE OF TRADEMARKS. The Seller covenants that following the Closing Date (but in no event later than 10 days after the Closing Date), (a) it will not use any name, domain name, mark, logo, trade name, trademark or service mark including those set forth in SCHEDULE 4.16(b)(i) or SCHEDULE 6.13 or any name, domain name, mark, logo, trade name, trademark, or service mark otherwise owned by the Seller or any confusingly similar variation thereof in any business activity except as is necessary for the administration of the Chapter 11 Case, and (b) it will file with the Secretary of State of the State of Delaware and with other entities certificates of amendment or other documentation necessary so that all names and trademarks including those set forth in SCHEDULE 4.16(b)(i) and SCHEDULE 6.13 or any confusingly similar variation thereof are not incorporated or used therein.

         Section 6.14 ADDITIONAL MATTERS. Subject to the terms and conditions herein provided, each party agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Contemplated Transactions.

         Section 6.15 EXECUTORY CONTRACTS. The Seller shall not, for a period of 90 days after the Closing Date, assume or reject any executory contract or unexpired lease without giving the Purchaser prior written notice of its intention to so assume or reject such contract or lease and granting the Purchaser a reasonable period of time to elect, by giving notice in writing to the Seller, to request the Seller to assume such contract or lease and assign the same to the

Purchaser (at Purchaser's expense). If the Purchaser so requests of the Seller, the Purchaser shall assume such contract or lease pursuant to documents reasonably satisfactory to the Seller and the Purchaser, which shall contain an undertaking from the Purchaser to assume all responsibility for any cure costs associated with the assumption and assignment of such contract or lease.

         Section 6.16 REJECTED CONTRACTS. The Seller shall take all actions necessary and appropriate to give effect to any order contemplated by Section 8.3(g).

         Section 6.17 LETTER OF CREDIT. Within five (5) Business Days of the date hereof, the Purchaser shall deliver to the Seller a letter of credit (the "LETTER OF CREDIT"), in substantially the form attached as EXHIBIT F hereto, from a financial institution reasonably acceptable to the Seller. Within fifteen
(15) days of the date hereof, the face amount of the Letter of Credit shall be increased to an amount equal to $2 million. The Purchaser shall, within such time period, (x) deliver to the Seller a second letter of credit, the form of which (except for the face amount) shall be identical to the Letter of Credit delivered pursuant to the first sentence of this Section, in which case, the appropriate substitution of letters of credit shall be made, or (y) make appropriate arrangements with the financial institution issuing the Letter of Credit delivered pursuant to the first sentence of this Section to increase the face amount of such Letter of Credit to an amount equal to $2 million. The parties agree to take such further actions as may be necessary to give effect to the provisions of this Section.

         Section 6.18 DELIVERY OF FINANCIAL STATEMENTS. Concurrently with the delivery of the Audited Closing Statements, the Seller shall deliver to the Purchaser the audited financial statements of the Seller (the "SELLER AUDITED 1999 FINANCIAL STATEMENTS") for the fiscal year ended July 31, 1999, which shall be (i) prepared from, and be in accordance with, the books and records of the Seller, and (ii) prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated on the notes thereto).

         Section 6.19 DIP CREDIT AGREEMENT BORROWING. Notwithstanding any provision in this Agreement to the contrary, the Seller agrees to obtain the agreement of its DIP Credit Agreement lenders to increase the maximum actual available credit line of the DIP Credit Agreement to $16.75 million (without regard to any limit or sublimits on inventory borrowings). Nothing herein shall require the Seller to borrow any funds under such increased credit line.

                                   ARTICLE VII

                       ADDITIONAL POST-CLOSING COVENANTS;
                         COVENANTS RELATING TO EMPLOYEES

         Section 7.1 FURTHER ASSURANCES. In addition to the provisions of this Agreement, from time to time after the Closing Date, the Seller and the Purchaser will execute and deliver such other instruments of conveyance, transfer or assumption, as the case may be, and use all commercially reasonable efforts to take such other actions as may be reasonably requested to implement more effectively the conveyance and transfer of the Assets to the Purchaser and assumption of the Assumed Liabilities by the Purchaser.

         Section 7.2 BOOKS AND RECORDS; PERSONNEL.

              (a) The Purchaser shall not dispose of or destroy any of the business records or files of the Business created prior to the Closing until after the second anniversary of the Closing Date. Thereafter, if the Purchaser wishes to dispose of or destroy any of the business records or files of the Business created prior to the Closing, it shall first give 60 days' prior written notice to the Seller, and the Seller shall have the right, at its option and expense, upon prior written notice to the Purchaser within such 60-day period, to take possession of such records and files within 90 days after the date of the notice from the Seller.

              (b) The Purchaser shall allow the Seller and any of its directors, officers, employees, counsel, representatives, accountants and auditors (collectively, the "SELLER REPRESENTATIVES") reasonable access to all business records and files of the Seller or the Business that are transferred to it in connection herewith, in connection with the Seller's rights and obligations as the former owner of the Assets, during regular business hours and upon reasonable notice at the Purchaser's principal place of business or at any location where such records are stored, and the Seller Representatives shall have the right to make copies of any such records and files; PROVIDED, HOWEVER, that any such access or copying shall be had or done in such a manner so as not to interfere with the normal conduct of the Purchaser's business or operations.

              (c) From the Closing Date through the date the Chapter 11 Case is closed, the Purchaser shall give to the Seller Representatives, their counsel, financial advisors, auditors and other authorized representatives full access (during normal business hours and upon reasonable notice) to the books and records of the Business to the extent such books and records relate to pre-Closing periods, and will furnish to the Seller Representatives, their counsel, financial advisors, auditors and other authorized representatives such financial, operating and property-related data and other information relating to the Business, and relating solely to pre- Closing periods, as may be necessary for administration of the Chapter 11 Case.

              (d) From the Closing Date, the Seller shall allow the Purchaser and any of its directors, officers, employees, counsel, representatives, accountants and auditors reasonable access to the Seller's corporate records and taxes during regular business hours and upon reasonable notice at the Seller's principal place of business or at any location where such records are stored, and such representatives of the Purchaser shall have the right to make copies of any such records and files; PROVIDED, HOWEVER, that any such access or copying shall be had or done in such a manner so as not to interfere with the normal conduct of the Seller's business or operations.

         Section 7.3 THIRD PARTY RIGHTS. No provision of this Agreement shall create any third party beneficiary rights in any employee or former employee of the Seller or any other persons or entities (including any beneficiary or dependent thereof), in respect of continued employment (or resumed employment) for any specified period of any nature or kind whatsoever, and no provision of this Agreement shall create such third party beneficiary rights in any such persons or entities in respect of any benefits that may be provided, directly or indirectly, under any Seller Plan.

         Section 7.4 EMPLOYEE WITHHOLDING. The Seller agrees that, pursuant to the "alternative procedure" provided in Section 5 of Revenue Procedure 84-77, 1984-2 C.B. 753, with respect to filing and furnishing IRS Forms W-2, W-3, and 941, (i) the Seller shall report on a "predecessor-successor" basis, as set forth therein, (ii) the Seller shall be relieved from furnishing Forms W-2 to any of the employees of the Seller who become employees of the Purchaser, and
(iii) the Purchaser shall assume the obligations of the Seller to furnish such Forms W-2 to such employees for the year in which the Closing occurs. The Seller shall provide the Purchaser with all information and documentation necessary to effect the foregoing procedure.

         Section 7.5 EMPLOYMENT OF THE SELLER'S EMPLOYEES.

              (a) The Seller shall use its reasonable best efforts to retain all of its employees, and to maintain in good standing through the Closing all relationships and agreements with employees and independent contractors, in each case from the date hereof through the Closing Date and to cooperate with the Purchaser in hiring its employees offered employment pursuant to Section 7.5(b); PROVIDED, HOWEVER, that the foregoing shall not require that the Seller offer any compensation or other incentives in addition to the compensation and benefits being provided or required to be provided as of the date of this Agreement.

              (b) On or before the Closing Date, the Purchaser shall deliver to the Seller a list of the employees of the Seller whom the Purchaser wishes to employ (each such employee, an "OFFER EMPLOYEE") on such terms and conditions as the Purchaser shall determine (subject to the provisions of this Article VII) effective as of the Closing Date. The time at which the employment by the Purchaser of each such employee who is not an Inactive Employee as of the Closing and who accepts such offer of employment shall become effective (the "EFFECTIVE TIME OF EMPLOYMENT") shall be as of the Closing Date. The Effective Time of Employment of any such employee who is an Inactive Employee as of the Closing shall be such time (if any) within 180 days following the Closing Date when such Inactive Employee returns to active status and reports to work with the Purchaser and the Purchaser shall have no obligation to employ any such Inactive Employee who fails to return to active status or to report to work with the Purchaser within such 180-day period. Each employee who becomes employed by the Purchaser pursuant to one of the two preceding sentences shall be considered a "TRANSITIONED EMPLOYEE" from and after his or her Effective Time of Employment.

              (c) From the date hereof through the Closing Date, the Seller shall permit the Purchaser to communicate with the Seller's employees and consultants, at reasonable times and upon reasonable notice, concerning the Purchaser's plans, operations, business, customer relations and general personnel matters and to interview the Seller's employees and consultants and review the personnel records and such other information concerning the Seller's employees and consultants as the Purchaser may reasonably request (subject to obtaining any legally required written permission of any affected employee or consultant and to other applicable law); PROVIDED that such contacts shall be conducted in a manner that is reasonably acceptable to the Seller.

              (d) The Purchaser shall not be responsible for any liabilities relating to or arising in connection with any actual, constructive or deemed termination of employment (including COBRA, severance or separation pay or benefits or other similar compensation or benefits under any applicable law, regulation or Seller Plan) (i) to or with respect to any employee other than a Transitioned Employee, whether as a result of the consummation of the Contemplated Transactions or otherwise, and whether before, on or after the Closing Date, or (ii) to any Transitioned Employee, whether as a result of (A) the consummation of the Contemplated Transactions, (B) any event occurring before the Closing, or (C) any action or failure to act on the part of the Seller. Except as provided in this Section 7.5(d), the Purchaser shall be solely responsible for all liabilities relating to or arising in connection with any actual, constructive or deemed termination of employment of any Transitioned Employee with the Purchaser after such Transitioned Employee's Effective Time of Employment. Notwithstanding any other provisions hereof, the Purchaser shall be solely responsible for all liabilities relating to or arising in connection with any actual, constructive or deemed termination of employment by the Purchaser of any Offer Employee who becomes an employee of the Purchaser or any Affiliate of the Purchaser within one year following the Closing Date.

         Section 7.6 WORKERS' COMPENSATION.

              (a) From and after the Closing Date, (i) the Purchaser shall not be responsible for any liabilities relating to or arising in connection with any claim for workers' compensation benefits (A) incurred by or in respect of any employee who is not a Transitioned Employee on, prior to or after the Closing Date, and (B) incurred by or in respect of Transitioned Employees on or before the Closing Date, and (ii) the Purchaser shall be solely responsible for any and all liabilities relating to or in respect of any Transitioned Employee relating to or arising in connection with any and all claims for workers' compensation benefits incurred after the Closing Date.

              (b) For purposes of this Section 7.6, a claim for workers' compensation benefits shall be deemed to be incurred when the first event giving rise to the claim occurs.

         Section 7.7 EMPLOYMENT TAXES.

              (a) The Seller and the Purchaser shall (i) treat the Purchaser as a "successor employer" and the Seller as a "predecessor," within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, with respect to Transitioned Employees who are employed by the Purchaser for purposes of Taxes imposed under the United States Federal Unemployment Tax Act ("FUTA") or the United States Federal Insurance Contributions Act ("FICA"), and (ii) cooperate with each other to avoid, to the extent possible, the filing of more than one IRS Form W-2 with respect to each such Transitioned Employee for the calendar year within which the Closing Date occurs.

              (b) At the reasonable request of the Purchaser with respect to any particular applicable tax law relating to employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care or other similar Tax other than Taxes imposed under FICA and FUTA, the Seller and the Purchaser shall (i) treat the Purchaser as a "successor employer" and the Seller as a "predecessor employer," within the meaning of the relevant provisions of such tax law, with respect to Transitioned Employees who are employed by the Purchaser, and (ii) cooperate with each other to avoid, to the extent possible, the filing of more than one individual information reporting form pursuant to each such tax law with respect to each such Transitioned Employee for the calendar year within which the Closing Date occurs.

         Section 7.8 ADJUSTMENTS TO ORIGINAL CREDITOR NOTE AND ORIGINAL ONE YEAR NOTE. The Seller and the Purchaser will take whatever actions are necessary to give effect to the provisions of Section 2.7 and Section 2.8.

         Section 7.9 TRANSFER OF INTELLECTUAL PROPERTY. The Seller will deliver to the Purchaser, in form and substance reasonably satisfactory to the Purchaser, all instruments and documents reasonably requested by the Purchaser to transfer and assign all of the Intellectual Property including what is listed on SCHEDULE 4.16(b)(i), SCHEDULE 4.16(b)(ii) and SCHEDULE 4.16(c)(vi) to the Purchaser. This includes, but not limited to, all files and documentation or other matter related to the Intellectual Property including what is listed on
SCHEDULE 4.16(b)(i), SCHEDULE 4.16(b)(ii) and SCHEDULE 4.16(c)(vi). The Seller will take all actions necessary to transfer and assign all the goodwill, right, title and interest to the Intellectual Property including what is listed on
SCHEDULE 4.16(b)(i), SCHEDULE 4.16(b)(ii) and SCHEDULE 4.16(c)(vi) to the Purchaser.

                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

         Section 8.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER AND THE PURCHASER. The respective obligations of each party to effect the Contemplated Transactions shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

              (a) No statute, rule, regulation, executive order, decree, ruling, or preliminary or permanent injunction shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits, restrains, enjoins or restricts the consummation of the Contemplated Transactions that has not been withdrawn or terminated; and

              (b) The waiting period specified in the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as modified by ss. 363(b)(2) of the Bankruptcy Code, and the rules and regulations promulgated thereunder (the "HSR ACT"), including any extensions thereof, shall have expired.

         Section 8.2 CONDITIONS PRECEDENT TO OBLIGATION OF THE SELLER. The obligation of the Seller to effect the Contemplated Transactions shall be subject to the satisfaction at or prior to the Closing Date of the following additional conditions (compliance with which or the occurrence of which may be waived, in whole or in part, in a writing executed by the Seller, unless such a waiver is prohibited by law):

              (a) The Purchaser shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Closing Date; the representations and warranties of the Purchaser contained in this Agreement that are qualified as to materiality or a Purchaser Material Adverse Effect shall be true and correct in all respects and the representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as if made at and as of such date; and the Seller shall have received a certificate of an authorized officer of the Purchaser as to the satisfaction of this condition;

              (b) The 363 Order and 365 Order shall have been entered by the Bankruptcy Court in substantially the form contemplated by this Agreement and shall not have been reversed, stayed, modified or amended in any manner adverse to the Seller;

              (c) No injunction or order of any Governmental Authority shall be in effect as of the Closing Date, which retrains or materially and adversely alters the Contemplated Transactions; and

              (d) The Purchaser shall have delivered to the Seller the documents set forth in Section 3.4;

              (e) The members of the Purchaser shall have made capital contributions to the Purchaser to enable the Purchaser to carry out its obligations as set forth in paragraph 3 of the Offer Letter, and, if the Purchaser assigns its right and obligations under this Agreement to an Affiliate, the Purchaser shall have made a capital contribution in cash in an amount of $10,000,000 to such Affiliate, and such Affiliate will have issued to the Purchaser a debt security in a face amount equal to $10,000,000 (the "KPS NOTE"), which KPS Note shall be in substantially the form attached as EXHIBIT B hereto; and

              (f) The Purchaser shall have delivered the Twinsburg Agreement, the DV Associates Agreement and the Letter of Credit in accordance with the terms an conditions of this Agreement.

         Section 8.3 CONDITIONS PRECEDENT TO OBLIGATION OF THE PURCHASER. The obligation of the Purchaser to effect the Contemplated Transactions shall be subject to the satisfaction at or prior to the Closing Date of the following conditions (compliance with which or the occurrence of which may be waived in the Purchaser's sole discretion, in whole or in part, by a writing executed by the Purchaser and delivered to the Seller only, without any requirement that notice of such waiver be given to the Bankruptcy Court or to any other Person):

              (a) The Seller shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Closing Date; the representations and warranties of the Seller contained in this Agreement that are qualified as to materiality or a Seller Material Adverse Effect shall be true and correct in all respects and the representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and, except with respect to representations and warranties which speak as of an earlier date, at and as of the Closing Date as if made at and as of such date; and the Purchaser shall have received a certificate of the chairman of the board, chief executive officer or chief operating officer of the Seller as to the satisfaction of this condition to the best of his knowledge;

              (b) The Seller shall have obtained all of the Seller Required Approvals;

              (c) The Purchaser shall have received or otherwise hold all government approvals, clearances, consents and authorizations necessary to permit the Purchaser (or, if applicable, the Purchaser shall have received adequate assurances reasonably satisfactory to it that all such approvals, clearances, consents and authorizations will be given) to operate the Business; and no Permits shall be revoked or, to the extent applicable, shall fail to be transferred to the Purchaser without additional expense and subject to no additional restrictions or burdens on the permittee other than those which, in the aggregate, are immaterial;

              (d) The 363 Order and 365 Order shall have been entered by the Bankruptcy Court in substantially the form contemplated by this Agreement and shall not have been reversed, stayed, modified or amended in any manner adverse to the Purchaser;

              (e) No Action shall have been commenced by or before any Governmental Authority against the Purchaser or the Seller, seeking to restrain or materially and adversely alter the Contemplated Transactions that, in the reasonable good faith determination of the Purchaser, is likely to render it impossible or unlawful to consummate the Contemplated Transactions;

              (f) The Seller shall have delivered to the Purchaser the documents set forth in Section 3.3;

              (g) The Seller shall have filed a motion with the Bankruptcy and take all other necessary and appropriate actions to reject the executory contracts and unexpired leases set forth in SCHEDULE 8.3(g); and

              (h) The Seller shall have delivered to the Purchaser the Gladwin License; and

              (i) Concurrently with the payment of the Cash Payment in accordance with Section 3.2(a), the Seller shall deliver to the Purchaser the Letter of Credit.


                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         Section 9.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated at any time prior to the Closing Date by mutual written agreement of the parties.

         Section 9.2 TERMINATION BY EITHER THE PURCHASER OR THE SELLER.

              (a) This Agreement may be terminated at any time prior to the Closing Date by either the Purchaser or the Seller as follows:

              (i) if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Contemplated Transactions and either (i) 30 days shall have elapsed from the issuance of such order, decree, ruling or other action and such order, decree, ruling or other action has not been removed or vacated, or (ii) such order, decree, ruling or other action shall have become final and non-appealable; PROVIDED, HOWEVER, that the party seeking to terminate this Agreement pursuant to this Section 9.2(a)(i) shall have used all reasonable efforts to remove such injunction, order or decree; or

              (ii) if the Closing Date shall not have occurred on or before July 15, 2000; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this Section 9.2(a)(ii) shall not be available to a party whose failure to fulfill any obligation under this Agreement shall have been the cause of the failure of the Closing Date to have occurred on or prior to such date.

              (b) If the Closing does not occur by reason of the Purchaser's breach of its obligation to purchase the Assets in accordance with the terms and conditions of this Agreement, the Seller's sole recourse against the Purchaser or its Affiliates will be to draw down on the Letter of Credit, in accordance with its terms and conditions, an amount equal to $2,000,000 (the "DAMAGES AMOUNT"), subject to the provisions of Section 6.17. The parties acknowledge that the precise damages of the non-breaching party would be difficult or impossible to calculate and expressly agree that the Damages Amount set forth in the Letter of Credit is a fair and reasonable estimate of such damages and acknowledge that the provisions of this provision and the Letter of Credit are for the mutual benefit of both parties and are intended to avoid a protracted dispute respecting damages occurring by reason of the Purchaser's breach of this Agreement. The Seller's right to draw down on the Letter of Credit shall be the exclusive remedy of such party, and shall be in lieu of, any other rights and remedies available to the Seller under this Agreement or at law or in equity in the event the Closing fails to occur by reason of a breach of this Agreement by the Purchaser or its Affiliates.

              (c) Notwithstanding any provision in this Agreement to the contrary:

              (i) the parties agree that the Letter of Credit may be drawn in full upon submission of a certificate of the Seller to the bank issuing the Letter of Credit (x) attaching an order of the Bankruptcy Court determining that the Purchaser has breached its obligation to purchase the Assets in accordance with the terms and conditions of this Agreement and (y) certifying that the Seller has not consummated an Alternative Transaction; PROVIDED, HOWEVER, that the Purchaser may appeal any such determination by the Bankruptcy Court and seek recovery of the amount drawn by the Seller on the Letter of Credit. The parties further agree that, if after the Seller has drawn on the Letter of Credit, the Seller consummates an Alternative Transaction, the Seller shall promptly refund the Damages Amount to the Purchaser from the proceeds of such Alternative Transaction.;

              (ii) the parties also agree that the Letter of Credit shall expire and become null and void prior to the Expiration Date (as defined in the Letter of Credit) if the Purchaser terminates this Agreement pursuant to
     Section 9.4; PROVIDED, HOWEVER, that, for purposes of terminating the Letter of Credit, the Purchaser shall give the Seller prior written notice of its intention to terminate this Agreement (the "TERMINATION NOTICE") pursuant to Section 9.4. If, within ten (10) Business Days following receipt by the Seller of the Termination Notice (the "OBJECTION PERIOD"), the Seller has NOT filed a motion with the Bankruptcy Court seeking an order of the Bankruptcy Court determining that the Purchaser is seeking to breach its obligations to purchase the Assets in accordance with the terms and conditions of this Agreement, the Letter of Credit shall expire and become null and void. If, within the Objection Period, the Seller files such a motion, the Letter of Credit will remain in full force and effect until such time as the Bankruptcy Court issues an order in respect of whether the Purchaser is seeking to breach its obligations to purchase the Assets in accordance with the terms and conditions of this Agreement;

The parties further agree that any request to the Bankruptcy Court to issue an order determining whether the Purchaser has breached, or is seeking to breach, its obligation to purchase the Assets in accordance with the terms and conditions of this Agreement may be heard on an expedited basis. Each of the parties shall bear their own costs (including legal and other professional fees) in connection with any dispute arising in connection with the Letter of Credit.

         Section 9.3 TERMINATION BY THE SELLER. This Agreement may be terminated at any time prior to the Closing Date by the Seller as follows:

              (a) (x) if there has been a breach by the Purchaser of any representation or warranty contained in this Agreement that is qualified as to materiality or a material breach of any representation and warranty that is not so qualified, which breach is not capable of being cured or, if capable of being cured, is not cured within 30 days after written notice of such breach is given by the Seller to the Purchaser, or (y) if there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the Purchaser, which breach is not capable of being cured or, if capable of being cured, is not cured within 15 days after written notice of such breach is given by the Seller to the Purchaser;

              (b) if the conditions to the Seller's obligations to close under
Section 8.2(b) shall not have been satisfied or waived by the Seller on or prior to June 30, 2000, subject to adjustment to accommodate the schedule of the Bankruptcy Court; or

              (c) if the Purchaser does not deliver the Letter of Credit in accordance with the terms of this Agreement.

         Section 9.4 TERMINATION BY THE PURCHASER. This Agreement may be terminated at any time prior to the Closing Date by the Purchaser as follows:

              (a) (x) if there has been a breach by the Seller of any representation or warranty contained in this Agreement that is qualified as to materiality or a material breach of any representation and warranty that is not so qualified, which breach is not capable of being cured or, if capable of being cured, is not cured within 30 days after written notice of such breach is given by the Purchaser to the Seller, or (y) if there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the Seller, which breach is not capable of being cured or, if capable of being cured, is not cured within 15 days after written notice of such breach is given by the Purchaser to the Seller; or

              (b) if the conditions to the Purchaser's obligations to close under Section 8.3(d) shall not have been satisfied or waived by the Purchaser on or prior to June 30, 2000, subject to adjustment to accommodate the schedule of the Bankruptcy Court.

         Section 9.5 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement pursuant to this Article IX, written notice thereof shall as promptly as practicable be given to the other party and this Agreement shall terminate and the Contemplated Transactions shall be abandoned, without further action by the parties hereto. If this Agreement is terminated as provided herein, then (a) there shall be no liability or obligation on the part of the Seller, the Purchaser or their respective officers, directors and Affiliates, and all obligations of the parties shall terminate, except (i) for the obligations of the parties (i.e., the Seller and the Purchaser) pursuant to Sections 6.3, 6.4, 6.5, 9.2(b), 9.2(c), 9.5, 9.6, 9.7, 10.2, 10.5 and 10.6, (ii)
that a party (i.e., the Seller and the Purchaser) in material breach of its representations, warranties, covenants or agreements set forth in this Agreement shall be liable for damages occasioned by such breach, including any expenses (including the reasonable fees and expenses of attorneys, accountants and other agents) incurred by the other party in connection with this Agreement and the transactions contemplated hereby, and (b) all filings, applications and other submissions made pursuant to the Contemplated Transactions shall, to the extent practicable, be withdrawn from the Government Authority or Person to which made.

         Section 9.6 EXPENSE REIMBURSEMENT. In the event of termination of this Agreement for any reason other than pursuant solely to Section 9.1 or Section 9.3, the Seller shall reimburse the Purchaser for all its expenses incurred in connection with the Contemplated Transactions (including, without limitation, expenses of counsel and other consultants), not to exceed $300,000 (the "EXPENSE REIMBURSEMENT"). This obligation shall survive any termination of this Agreement, and shall constitute an administrative expense of the Seller under Sections 503(b) and 507(a)(1) of the Bankruptcy Code.

         Section 9.7 TERMINATION FEE.

              (a) The Seller agrees and acknowledges that the Purchaser's negotiation and execution of the Offer Letter and this Agreement have resulted from a substantial investment of management time and have required a significant commitment of financial and other resources by the Purchaser, and that the negotiation and execution have provided value to the Seller. Therefore, if a Termination Fee Event occurs, the Seller shall pay the Purchaser an amount equal to (x) $1,000,000, LESS (y) the amount of the Expense Reimbursement paid pursuant to Section 9.6 (the "TERMINATION FEE"); PROVIDED, that the Seller shall not be obligated to pay the Termination Fee if, prior to the occurrence of the Termination Fee Event, the Agreement has validly been terminated pursuant solely to Section 9.1, Section 9.2 or Section 9.3.

              (b) A "TERMINATION FEE EVENT" is the occurrence of any of the following:

                  (i) if the Purchaser terminates this Agreement in accordance with Section 9.4(a); or

                  (ii) the confirmation of any plan of reorganization in the Bankruptcy Court, or the approval of any agreement or transaction by the Bankruptcy Court that provides for the sale of all or any material portion of the Business or of an equity interest in the Seller, involving any party other than the Purchaser within six months of the termination of this Agreement, and which provides net consideration to the Seller or the Seller's creditors in excess of the net consideration provided by the Purchaser under this Agreement (an "ALTERNATIVE TRANSACTION").

               (c) The Seller shall pay the Expense Reimbursement and the Termination Fee within eleven (11) calendar days following the occurrence of any of the events set forth in subsection (a) and (b) above. The Seller's obligation to pay the Expense Reimbursement and the Termination Fee shall constitute an administrative expense of the Seller under Sections 503(b) and 507(a)(1) of the Bankruptcy Code.

                                    ARTICLE X

                               GENERAL PROVISIONS

         Section 10.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, AGREEMENTS AND COVENANTS.

               (a) The representations and warranties in this Agreement or in any other instrument delivered pursuant to this Agreement shall not survive the Closing.

               (b) Except as otherwise expressly provided in this Agreement, the agreements and covenants of the parties in this Agreement shall survive the Closing and remain in full force and effect without time limit in accordance with the terms thereof.

         Section 10.2 NOTICES. All notices, claims, demands and other communications required or permitted hereunder shall be in writing and shall be deemed given (i) if personally delivered, (ii) if sent by facsimile transmission, (iii) if sent by a nationally recognized courier service, or (iv) if sent by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

                         (a)      If to the Purchaser, to:

                                  KPS Special Situations Fund, L.P.
                                  200 Park Avenue
                                  58th Floor
                                  New York, NY  10166
                                  Telecopy:        (212) 867-7980
                                  Attention:       Stephen Presser

                                  with a copy to:

                                  Paul, Weiss, Rifkind, Wharton & Garrison
                                  1285 Avenue of the Americas
                                  New York, NY  10019-6064
                                  Telecopy:        (212) 757-3990
                                  Attention:       Carl L. Reisner

                         (b)      If to the Seller, to:
                                  DeVlieg-Bullard, Inc.
                                  10100 Forest Hills Road
                                  Rockford, IL 61115
                                  Telecopy:        (815) 282-4171
                                  Attention:       John Haggerty

                                  with a copy to:

                                  McDonald, Hopkins, Burke & Haber Company, LPA 2100 Bank One Center
                                  600 Superior Avenue East
                                  Cleveland, OH 44114
                                  Telecopy:        (216) 348-5474
                                  Attention:       Shawn Riley

                                  and to:

                                  Squire, Sanders & Dempsey
                                  Key Tower
                                  127 Public Square, Suite 4900
                                  Cleveland, OH 44114
                                  Telecopy:        (216) 479-8776
                                  Attention:       G. Christopher Meyer

         Any such notice, claim, demand or other communication shall be deemed to have been received (i) when delivered, if personally delivered or sent by telecopier, (ii) on the next Business Day after dispatch if sent by nationally recognized courier service, and (iii) on the fifth Business Day following the date the piece of mail containing such notice, claim, demand or other communication is posted, if sent by mail.

         Section 10.3 ENTIRE AGREEMENT. This Agreement (including the Exhibits, the Schedules, and the other documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties, with respect to the subject matter hereof.

         Section 10.4 NO ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Neither the rights nor the obligations of either party may be assigned or delegated, whether by operation of law or otherwise, without the prior written consent of the other party, except that the Purchaser may assign any or all of its rights (but not its obligations, except as specifically set forth in this Agreement) hereunder to any of its Affiliates, its members or any Affiliates of its members. Notwithstanding any provision to the contrary in this Agreement, the Purchaser may collaterally assign any or all of its rights (but not its obligations, except as specifically set forth in this Agreement) hereunder to a lender of the Purchaser.

         Section 10.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE RULES OF CONFLICT OF LAWS OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

         Section 10.6 CONSENT TO JURISDICTION. THE PARTIES AGREE THAT THE BANKRUPTCY COURT SHALL BE THE EXCLUSIVE FORUM FOR ENFORCEMENT OF THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS AND (ONLY FOR THE LIMITED PURPOSE OF SUCH ENFORCEMENT) SUBMIT TO THE JURISDICTION THEREOF; PROVIDED THAT IF THE BANKRUPTCY COURT DETERMINES THAT IT DOES NOT HAVE SUBJECT MATTER JURISDICTION OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THEN EACH PARTY (A) AGREES THAT ALL SUCH ACTIONS OR PROCEEDINGS SHALL BE HEARD AND DETERMINED IN A FEDERAL COURT OF THE UNITED STATES SITTING IN THE CITY OF NEW YORK, (B) IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING, (C) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE VENUE OR JURISDICTION OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT, AND (D) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR

PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN SECTION 10.2 (PROVIDED THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY NEW YORK LAW).

         Section 10.7 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by or on behalf of both parties.

         Section 10.8 WAIVER.

               (a) At any time prior to the Closing Date, a party may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any other document delivered pursuant hereto, and (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of the party against whom such extension or waiver is to be effective.

               (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         Section 10.9 SEVERABILITY; VALIDITY; PARTIES IN INTEREST. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other Persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable. Nothing in this Agreement, express or implied, is intended to confer upon any Person not a party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 10.10 ENFORCEMENT OF AGREEMENT. The parties agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to all other remedies available at law or in equity.

         Section 10.11 COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when either party shall have received a counterpart thereof signed by the other party.

         Section 10.12 HEADINGS. The Section title and headings in this Agreement are and shall be without substantive meaning or context of any kind whatsoever and are for convenience of reference only.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on their behalf by their respective officers thereunto duly authorized, as of the date first above written.

                                         DEVLIEG-BULLARD, INC.


                                         By:______________________________
                                            Name:
                                            Title:

                                         KPS SPECIAL SITUATIONS FUND, L.P.


                                         By:______________________________
                                            Name:
                                            Title:

                                                                           PAGE

                                TABLE OF CONTENTS

                                                                           PAGE

ARTICLE I      DEFINITIONS....................................................2
         Section 1.1        Defined Terms.....................................2
         Section 1.2        General Principles of Construction................9
         Section 1.3        Variations in Pronouns............................9
         Section 1.4        Headings.........................................10

ARTICLE II     PURCHASE AND SALE OF ASSETS...................................10
         Section 2.1        Purchase and Sale of Assets......................10
         Section 2.2        Excluded Assets..................................12
         Section 2.3        Assumed Liabilities..............................13
         Section 2.4        Excluded Liabilities.............................14
         Section 2.5        Consideration....................................15
         Section 2.6        Payment of Cure Amounts..........................16
         Section 2.7        Adjustment to Original Creditor Note.............16
         Section 2.8        Adjustment to Original One Year Note.............18
         Section 2.9        Agreement Regarding Certain Assets...............18
         Section 2.10       Allocation of Purchase Price.....................19

ARTICLE III    THE CLOSING...................................................20
         Section 3.1        Closing..........................................20
         Section 3.2        Payments and Deliveries at Closing...............20
         Section 3.3        The Seller's Deliveries at Closing...............20
         Section 3.4        The Purchaser's Deliveries at Closing............21
         Section 3.5        Required Documents...............................22

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF THE SELLER..................22
         Section 4.1        Organization.....................................23
         Section 4.2        Charter Documents and Corporate Records;
                            No Investments...................................23
         Section 4.3        Authority Relative to this Agreement.............23
         Section 4.4        Consents and Approvals...........................23
         Section 4.5        No Violations....................................24
         Section 4.6        Financial Statements.............................24
         Section 4.7        Absence of Seller Material Adverse Change;
                            Absence of Undisclosed Liabilities...............25
         Section 4.8        Litigation.......................................25

                                                                            PAGE

         Section 4.9        No Violation of Law...............................25
         Section 4.10       Environmental Matters.............................26
         Section 4.11       Permits...........................................26
         Section 4.12       Employee Benefits; Labor Matters..................27
         Section 4.13       Title to and Use of Property......................28
         Section 4.14       Non-Competition Agreements........................29
         Section 4.15       Contracts.........................................30
         Section 4.16       Intellectual Property.............................31
         Section 4.17       Labor Relations...................................33
         Section 4.18       Insurance.........................................34

ARTICLE V      REPRESENTATIONS AND WARRANTIES
               OF THE PURCHASER...............................................34
         Section 5.1        Organization......................................34
         Section 5.2        Authority Relative to this Agreement..............34
         Section 5.3        Consents and Approvals............................35
         Section 5.4        No Violations.....................................35
         Section 5.5        Brokers...........................................35
         Section 5.6        Litigation........................................35
         Section 5.7        Financing Commitments.............................35
         Section 5.8        No Knowledge of Breaches..........................35

ARTICLE VI     COVENANTS......................................................36
         Section 6.1        Conduct of Business by the Seller Pending the
                              Closing.........................................36
         Section 6.2        Access and Information............................37
         Section 6.3        Publicity.........................................37
         Section 6.4        Expenses..........................................37
         Section 6.5        Indemnification of Brokers........................38
         Section 6.6        Assignment of Assumed Contracts and Assumed
                              Leases..........................................38
         Section 6.7        Cooperation.......................................38
         Section 6.8        Filings; Other Action.............................38
         Section 6.9        Permit Transfers..................................38
         Section 6.10       Bankruptcy Actions................................39
         Section 6.11       Tax Returns and Filings; Payment of Taxes.........39
         Section 6.12       Tax Matters.......................................40
         Section 6.13       Use of Trademarks.................................40
         Section 6.14       Additional Matters................................40

                                                                            PAGE

         Section 6.15       Executory Contracts...............................40
         Section 6.16       Rejected Contracts................................40
         Section 6.17       Letter of Credit..................................40
         Section 6.18       Delivery of Financial Statements..................41
         Section 6.19       DIP Credit Agreement Borrowing....................41

ARTICLE VII    ADDITIONAL POST-CLOSING COVENANTS;
               COVENANTS RELATING TO EMPLOYEES................................41
         Section 7.1        Further Assurances................................41
         Section 7.2        Books and Records; Personnel......................41
         Section 7.3        Third Party Rights................................42
         Section 7.4        Employee Withholding..............................42
         Section 7.5        Employment of the Seller's Employees..............43
         Section 7.6        Workers' Compensation.............................44
         Section 7.7        Employment Taxes..................................44
         Section 7.8        Adjustments to Original Creditor Note
                            and Original One Year Note........................45

ARTICLE VIII   CONDITIONS PRECEDENT...........................................45
         Section 8.1        Conditions Precedent to Obligations

                            of the Seller and the Purchaser...................45
         Section 8.2        Conditions Precedent to Obligation of the
                              Seller..........................................46
         Section 8.3        Conditions Precedent to Obligation of the
                              Purchaser.......................................46

ARTICLE IX     TERMINATION, AMENDMENT AND WAIVER..............................48
         Section 9.1        Termination by Mutual Consent.....................48
         Section 9.2        Termination by Either the Purchaser or the
                              Seller..........................................48
         Section 9.3        Termination by the Seller.........................50
         Section 9.4        Termination by the Purchaser......................50
         Section 9.5        Effect of Termination and Abandonment.............50
         Section 9.6        Expense Reimbursement.............................51
         Section 9.7        Termination Fee...................................51

ARTICLE X      GENERAL PROVISIONS.............................................52
         Section 10.1       Survival of Representations, Warranties,
                            Agreements and Covenants..........................52
         Section 10.2       Notices...........................................52



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







                                                                           PAGE

         Section 10.3       Entire Agreement.................................53
         Section 10.4       No Assignment....................................53
         Section 10.5       GOVERNING LAW....................................54
         Section 10.6       CONSENT TO JURISDICTION..........................54
         Section 10.7       Amendment........................................54
         Section 10.8       Waiver...........................................54
         Section 10.9       Severability; Validity; Parties in Interest......55
         Section 10.10      Enforcement of Agreement.........................55
         Section 10.11      Counterparts; Effectiveness......................55
         Section 10.12      Headings.........................................55





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